UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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DRI CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DRI CORPORATION
(A North Carolina Corporation)

Corporate Administration ▲ 13760 Noel Road, Suite 830 ▲ Dallas, Texas 75240
Phone: (214) 378-8992 ▲ Facsimile: (214) 378-8437 ▲ www.digrec.com

A MESSAGE FROM THE CHAIRMAN

Dear Fellow Shareholders:

Fiscal year 2010 was difficult for DRI Corporation. The widespread, global economic slowdown impacted our business, albeit not until fairly late in the year. The lack of passage of long-term federal funding legislation for U.S. public transportation, as well as economic and debt concerns and related reduced or delayed public transportation infrastructure spending in most of our global served markets, contributed to less than robust global market conditions.

While we posted a loss for fiscal year 2010, we were successful in achieving 6.1 percent revenue growth; extending our bank financing; reducing our selling, general and administration expenses when viewed on a cash basis as we enter fiscal year 2011; improving gross margin trends; and developing new products and features, all of which we believe will help us remain at the forefront of technology trends and enable us to increase revenues, earnings and our global market position in fiscal year 2011.

Our ongoing drive for sustained and consistent profitability has been marked by year-over-year improvements since fiscal year 1996. We believe fiscal year 2010 was a temporary deviation from our prior trend of year-over-year improved earnings per share. Our work to achieve sustained profitability is not a sprint; rather, it is a marathon wrought with obstacles that are often unavoidable and, at times, largely uncontrollable. We believe that our longer-term strategic focus – and our commitment to our customers and products – will help us to continue setting the pace in our global served markets and, through such efforts, improve Shareholder value.

The DRI Corporation Board of Directors has formed a Special Committee to assess our strategic alternatives in our quest to improve Shareholder value; the Special Committee retained the investment bank of Morgan Keegan & Company, LLC, as its advisor. There can be no assurance that the exploration of strategic alternatives will result in any action(s). Therefore, the Company will not make additional comments regarding the assessment of such strategic alternatives unless a specific transaction or process is concluded and/or additional disclosure is necessary and required.

People from all walks of life all around the world need access to safe, dependable, affordable modes of mobility. Long-term market drivers for the global transit industry include traffic gridlock, environmental issues, quality of life, financial factors, and the need to provide safe and secure transportation systems. These global concerns tend to be with us each and every day; they exist in all economic conditions. Considering these facts, as well as our wide-reaching market position, we are confident that the longer-term business potential in our served global surface transportation market will likely produce increased Shareholder value.

Best Regards,

DAVID L. TURNEY
Chairman of the Board of Directors and
Chief Executive Officer
April 29, 2011

DRI CORPORATION
(A North Carolina Corporation)

Corporate Administration ▲ 13760 Noel Road, Suite 830 ▲ Dallas, Texas 75240
Phone: (214) 378-8992 ▲ Facsimile: (214) 378-8437 ▲ www.digrec.com

NOTICE OF THE
ANNUAL MEETING OF SHAREHOLDERS

Meeting Date	June 17, 2011

Meeting Time	• Registration will begin at 8 a.m. (Central).

• The Annual Meeting of Shareholders will commence at 8:30 a.m. (Central).

Meeting Location	The Annual Meeting of Shareholders will take place at The Westin Galleria Dallas located at 13340 Dallas Parkway, Dallas, Texas 75240.

Proposals	1. To elect seven directors to serve until the Annual Meeting of Shareholders in 2012;

2. To ratify the selection of independent auditors for fiscal year 2011; and

3. To transact such other business as may be properly brought before the Annual Meeting of Shareholders and any adjournment or postponement thereof.

If any other business is presented at the Annual Meeting of Shareholders, a vote for Proposal Three will permit the proxies to vote on such matters in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting of Shareholders. If any of our nominees is unavailable as a candidate for director, the proxy holders will vote your proxy for another candidate or candidates as they may be nominated by the Board of Directors.

Record Date	This Proxy Statement is being furnished by the Company on behalf of our Board of Directors to: (1) holders of the Company’s Common Stock, par value $0.10 per share; (2) holders of the Company’s Series G Redeemable Convertible Preferred Stock, par value $0.10 per share; (3) holders of the Company’s Series H Redeemable Convertible Preferred Stock, par value $0.10 per share; and (4) holders of the Company’s Series K Senior Convertible Preferred Stock, par value $0.10 per share (collectively, the “Shareholders”) of record as of April 28, 2011 (the “Record Date”) for the purpose of solicitation of the enclosed proxy card or voting instruction card for use in voting at the Annual Meeting of Shareholders.

Voting Methods	1. Internet: Use the website shown on the proxy card or voting instruction card.

2. Telephone: Use the toll-free number shown on the proxy card or voting instruction card.

3. Written Ballot: Complete and return a proxy card or voting instruction card according to directions thereon.

4. In Person: Attend and vote at the Annual Meeting of Shareholders.

Internet and telephone voting are available 24 hours a day; if you use one of these methods, you do not need to return a proxy card or voting instruction card. Unless you are planning to vote at the Annual Meeting of Shareholders, your vote must be received by 11:59 p.m. (Eastern) on June 16, 2011.

This Notice of the Annual Meeting of Shareholders and the following related Proxy Statement are accompanied by the Company’s Annual Report on Form 10-K for the period ended December 31, 2010. These materials may also be found via the website shown on the proxy card or voting instruction card.

By Order of Our Board of Directors,

DAVID L. TURNEY
Chairman of the Board of Directors and
Chief Executive Officer
April 29, 2011

DRI CORPORATION
(A North Carolina Corporation)

Corporate Administration ▲ 13760 Noel Road, Suite 830 ▲ Dallas, Texas 75240
Phone: (214) 378-8992 ▲ Facsimile: (214) 378-8437 ▲ www.digrec.com

PROXY STATEMENT

For the Annual Meeting of Shareholders
To Be Held on June 17, 2011

THIS PAGE WAS INTENTIONALLY LEFT BLANK

ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of DRI Corporation (the “Company”) will be held June 17, 2011, at 8:30 a.m. (Central) at The Westin Galleria Dallas located at 13340 Dallas Parkway, Dallas, Texas 75240, for the purposes stated in the preceding “Notice of the Annual Meeting of Shareholders.” Registration and continental breakfast will begin at 8 a.m. (Central).

Shareholders attending the Annual Meeting of Shareholders should review Appendix #9 to the Charter of the Corporate Governance & Nominating Committee (“CG&N Committee”) of our Board of Directors, which is available in the Governance section of the Company’s website, www.digrec.com, and includes rules of conduct that apply to the Annual Meeting of Shareholders.

SOLICITATION OF PROXIES

This Proxy Statement is being furnished by the Company on behalf of the Company’s Board of Directors (the “Board of Directors”) to:

•	Holders of the Company’s Common Stock, par value $0.10 per share (“Common Stock”), which represent a combined total of 11,882,091 shares of Common Stock;

•	Holders of the Company’s Series G Redeemable Convertible Preferred Stock, par value $0.10 per share (“Series G Stock”), which represent a combined total 1,201,793 voting shares of Common Stock on an as-converted basis;

•	Holders of the Company’s Series H Redeemable Convertible Preferred Stock, par value $0.10 per share (“Series H Stock”), which represent a combined total of 182,692 voting shares of Common Stock on an as-converted basis; and

•	Holders of the Company’s Series K Senior Convertible Preferred Stock, par value $0.10 per share (“Series K Stock”), which represent a combined total of 1,254,285 voting shares of Common Stock on an as-converted basis.

The Series G Stock, the Series H Stock and the Series K Stock are collectively known as “Preferred Stock.”

Holders of Common Stock and Preferred Stock at the close of business on April 28, 2011 (the “Record Date”) are collectively known as the Shareholders of Record (the “Shareholders”) and entitled to receive notice of, and to vote at, the Annual Meeting of Shareholders and any adjournment thereof.

This proxy solicitation is being made by our Board of Directors. The Company shall bear all expenses incurred in connection with this solicitation. These costs include printing and reimbursements to banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to beneficial owners of the Common Stock and the Preferred Stock. The Company has not retained the services of an outside proxy solicitor. The Company’s directors, officers and employees may solicit proxies, but they will not receive any additional compensation for such services. Proxies may be solicited personally or by mail, electronic mail, facsimile or telephone.

This Proxy Statement – together with copies of (1) a proxy card or voting instruction card and (2) the Company’s Annual Report on Form 10-K for fiscal year ended December 31, 2010, as filed with the U.S. Securities and Exchange Commission (“SEC”) – are first being mailed to Shareholders on or about May 6, 2011. These materials also are available via the website shown on the proxy card or voting instruction card.

The Company will furnish free of charge copies of these materials and a complete investor’s packet, including recent news releases and informational brochures, to any Shareholder or beneficial owner of the Common Stock or Preferred Stock as of the Record Date who submits a written request to: DRI Corporation; Corporate Administration; 13760 Noel Road, Suite 830; Dallas, Texas 75240; fax: (214) 378-8437; e-mail: ir@digrec.com.

VOTING OF PROXIES

Shareholder Confidentiality

As a matter of policy, the Company holds in strict confidence the proxies, ballots and voting tabulations that might identify individual Shareholders. Such documents are available for examination only by the election inspectors who tabulate Shareholders’ votes; the information is not disclosed except as may be necessary to meet legal requirements.

Shares Outstanding and Eligible to Vote

As of the close of business on the Record Date, all Shareholders are entitled to receive notice of, and to vote at, the Annual Meeting of Shareholders.

As of the Record Date of April 28, 2011, the Company had:

•	11,882,091 shares of Common Stock outstanding, and the holders of which became entitled to cast a combined total of 11,882,091 votes at the Annual Meeting of Shareholders; and

•	1,051 shares of Preferred Stock outstanding, and the holders of which became entitled to cast a combined total of 2,638,770 votes at the Annual Meeting of Shareholders.

The holders of all Common Stock and all Preferred Stock outstanding as of the Record Date are holders of the Company’s Voting Stock (“Voting Stock”). Thus, the combined total of votes entitled to be cast at the Annual Meeting of Shareholders by holders of Voting Stock is 14,520,861.

Quorum

The presence in person or by proxy of the holders of Voting Stock representing a majority of the eligible votes entitled to be cast as of the Record Date is necessary to constitute a quorum at the Annual Meeting of Shareholders and to decide all questions and other matters thereof. If a quorum is not present, the Shareholders entitled to vote who are present in person or represented by proxy at the Annual Meeting of Shareholders have the power to adjourn the meeting until a quorum is present or represented. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting of Shareholders as originally notified.

Broker Non-Votes

Holders of Voting Stock held in street name through a bank, broker or other nominee should instruct the bank, broker or other nominee on how to vote such shares of Voting Stock. A “broker non-vote” occurs when (i) the shares of Voting Stock beneficially owned by a Shareholder are held of record by a bank, broker or other nominee, (ii) the record holder of such shares of Voting Stock has not received voting instructions with respect to a particular matter from the beneficial owner thereof, and (iii) the record holder does not have discretionary power to vote such shares of Voting Stock on a particular matter without voting instructions from the beneficial owner thereof, but the record holder nevertheless provides a proxy for those shares. Broker non-votes will be treated as shares present for determining whether a quorum exists, but will not be treated as votes cast or shares entitled to vote, at the Annual Meeting of Shareholders.

The election of directors is not a matter on which a bank, broker or other nominee may vote without voting instructions. As a result, if a Shareholder holds shares of Voting Stock in street name and such Shareholder does not provide voting instructions with respect to such proposal to the record holder of such shares, a broker non-vote as to such shares will result with respect to such proposal. A broker non-vote with respect to the proposal concerning the election of directors will have no effect on the outcome of such proposal.

The ratification of the selection of independent auditors, on the other hand, is a matter on which a bank, broker or other nominee may vote without voting instructions. As a result, if a Shareholder holds shares of Voting Stock in street name and such Shareholder does not provide voting instructions with respect to such proposal to the record holder of such shares, such record holder may vote such shares of Voting Stock in its discretion with respect to such proposal.

Abstentions

A share of Voting Stock voted “abstain” with respect to any proposal will be treated as a share present and entitled to vote for determining whether a quorum exists at the Annual Meeting of Shareholders, but will not be considered as a vote cast with respect to such proposal. Because the election of directors requires the approval of a plurality of the votes cast by the holders of Voting Stock present and entitled to vote thereon, an abstention with respect to such proposal will not have any effect on the election of directors. Nevertheless, because Proposals Two and Three require the approval of the majority of the votes cast by the holders of Voting Stock present and entitled to vote thereon, an abstention with respect to such proposals will have the effect of a vote against such proposal.

REVOCABILITY OF PROXIES

Holders of Common Stock may revoke a proxy card or voting instruction card at any time before it is exercised by delivering written notice of revocation to: American Stock Transfer & Trust Company, LLC; Attention: Proxy Department; 6201 15th Avenue; Brooklyn, N.Y. 11219.

Holders of Preferred Stock may revoke a proxy card at any time before it is exercised by delivering written notice of revocation to: DRI Corporation; Corporate Administration; 13760 Noel Road, Suite 830; Dallas, Texas 75240; fax: (214) 378-8437; e-mail: ir@digrec.com.

A proxy card or voting instruction card also may be revoked by voting in person at the Annual Meeting of Shareholders and, in the case of a Shareholder who submits votes telephonically or over the Internet, the Shareholder may revoke the prior voting instructions by providing subsequent instructions in like manner. If your shares of Voting Stock are held by a broker, bank or other nominee on the Record Date and you wish to vote in person at the Annual Meeting of Shareholders, you must obtain from that holder a proxy card or voting instruction card issued in your name. Unless the proxy card or voting instruction card is revoked or received in such form that it is rendered invalid, the shares of Voting Stock represented by the proxy card or voting instruction card will be voted according to Shareholder instructions. If the proxy card or voting instruction card is signed and returned without specifying the Shareholder’s choices, the shares will be voted according to our Board of Directors’ recommendations.

DISSENTERS’ RIGHTS OF APPRAISAL

Holders of Voting Stock are not entitled to dissenters’ rights of appraisal under the North Carolina Business Corporation Act with respect to any of the proposals in this Proxy Statement.

SUMMARY OF PROPOSALS AND THE
REQUIRED VOTES TO APPROVE THE PROPOSALS

Board of Directors’ and
	Management’s	Required Votes to
Proposal	Recommendation	Approve the Proposal

To elect seven directors to serve until the Annual Meeting of Shareholders in 2012	For Each Director Nominee	Proposal One, regarding the election of seven directors to serve until the Annual Meeting of Shareholders in 2012, must be approved by a plurality of the votes actually cast by holders of Voting Stock present in person or represented by proxy at the Annual Meeting of Shareholders and entitled to vote thereon. This means that the persons garnering the most votes cast may win election to a Board of Directors’ seat even if those votes do not constitute a majority of all votes cast.

To ratify the selection of independent auditors for fiscal year 2011	For	Proposal Two, regarding the ratification of the selection of independent auditors for fiscal year 2011, must be approved by a majority of the votes actually cast by holders of Voting Stock present in person or represented by proxy at the Annual Meeting of Shareholders and entitled to vote thereon.

To transact such other business as may be properly brought before the Annual Meeting of Shareholders and any adjournment or postponement thereof	No Recommendation	If any other business is presented at the Annual Meeting of Shareholders, a vote FOR Proposal Three will permit the proxies to vote on such matters in their best judgment. Our Board of Directors knows of no other proposals or matters properly presented according to the Company’s Amended and Restated Bylaws, as amended. Proposal Three must be approved by a majority of votes actually cast by holders of Voting Stock present in person or represented by proxy at the Annual Meeting of Shareholders and entitled to vote thereon.

Details of each proposal follow.

PROPOSAL ONE:

ELECTION OF DIRECTORS

Board of Directors’ Recommended Director Nominees and Their Independence

With the unanimous approval of our Board of Directors, the CG&N Committee (all members of which are independent) hereby submits the following director nominees and knows of no reason why they would not be able to serve as directors.

Director Nominees and Their Independence

		Term Expires
Name	Current Role and/or Title	(If Elected)

John D. Higgins	Lead Independent Director	2012
Huelon Andrew Harrison	Independent Director	2012
Helga S. Houston	Independent Director	2012
Stephanie L. Pinson	Independent Director	2012
John K. Pirotte	Independent Director	2012
Juliann Tenney	Independent Director	2012
David L. Turney	Director, Chairman of the Board of Directors and Chief Executive Officer	2012

All of our Board of Directors’ director nominees, with the exception of Mr. Turney, are considered to be independent as defined in The NASDAQ Stock Market® (“NASDAQ®”) Rule 5605(a)(2).

If any director nominee should for any reason become unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as our Board of Directors may designate, or our Board of Directors may reduce the number of directors to eliminate the vacancy.

Biographies of Director Nominees

The following biographies for the Company’s director nominees include their recent employment, other directorships, education, age as of the date of this Proxy Statement, and reasons why they should continue as directors.

Director Nominee	Business Experience and Other Directorships

Mr. Higgins, age 78, has been an independent director of the Company since February 1998 and Lead Independent Director since June 2005, when the Company’s lead independent director concept was initiated. Concluding a 40-year career in the investment banking field, Mr. Higgins was Senior Vice President of Corporate Finance for Royce Investment Group, Inc., from September 1990 through November 1999. Certain assets of Royce Investment Group were subsequently acquired by Investec Ernst & Company, an international investment and merchant banking firm. Mr. Higgins is currently retired from Investec Ernst and pursuing personal business interests. He holds B.B.A. and M.B.A. degrees from Hofstra University.

Reasons Why Mr.   Higgins Should Continue as a Director:
• Has more than 12 years’ experience as an independent director of the Company;
• Possesses more than 40 years’ experience at senior levels in investment banking and corporate finance;
• Possesses significant accounting or equivalent financial expertise; and
• Maintains up-to-date knowledge related to the duties appropriate for our Board of
Directors and Audit Committee on which he serves.

Mr. Harrison, age 50, has been an independent director of the Company since June 2008. Mr. Harrison has more than 20 years’ professional experience in commercial banking, focusing on generating significant increases in relationship with historically under-served clients. He has integrated his professional experience in banking, transportation, civic affiliations, community outreach, and tourism to provide clients with strategic planning, management, and decision-making abilities. This unique combination coupled with his strategic alliances has afforded Mr. Harrison the opportunity to effectively support municipalities, communities, and businesses. Since November 1987, Mr. Harrison has been principal of Legacy Resource Group (and its predecessor entity) in Dallas, which provides consulting services to businesses, organizations, and individuals. His primary focus there is strategic partnering, business development, and adaptive management. From February 1991 to March 2006, Mr. Harrison served as Vice President, Community Relationship Manager at Chase Bank (formerly Bank One, Texas, N.A.) in its Dallas Community Banking Group where he managed a portfolio of more than 400 clients and served as company liaison to business owners, not-for-profit organizations, and community groups. From February 1990 to February 1991, Mr. Harrison was Vice President, Commercial Lending at First City, Texas. While there, he was responsible for developing and implementing marketing programs to increase commercial and consumer borrowing activity. Mr. Harrison is, or has been, affiliated with several professional and community-based organizations. From October 2008 to present, he has been a member of the American Public Transportation Association Business Members Board of Governors. From January 2008 to present, he has served as Chairman of the Dallas Community Development Commission. From September 1990 to present, he has served as Trustee of the African American Museum in Dallas. From February 2008 to February 2010, he served on the Board of Directors of the South West Transit Association, representing business members. From September 2004 to October 2006, he was Chairman of the American Public Transportation Association Transit Board Members’ Council. From October 2003 to October 2005, he served as Chairman of the Dallas Area Rapid Transit (“DART”) Board of Directors. From November 2002 to November 2005, he was Chairman of West Dallas Community Center, Inc. From January 2002 to January 2004, he was Chairman of the Dallas Black Chamber of Commerce. From December 1998 to November 2006, he served as a member of the DART Board of Directors. From

Director Nominee	Business Experience and Other Directorships

November 1996 to November 1998, he was Chairman of the City of Dallas Urban Rehabilitation Standards Board. From October 1996 to September 2008, he served as a Board member of the Dallas Convention & Visitors Bureau. In December 1981, Mr. Harrison earned a Master of Business Administration (Finance) with Honors from Atlanta University in Georgia. In August 1980, he graduated Magna Cum Laude from Southern University in Baton Rouge, La., where he earned a B.S. in Accounting.

Reasons Why Mr.   Harrison Should Continue as a Director:
• Has approximately three years’ experience as an independent director of the Company;
• Possesses more than 20 years’ experience in commercial banking;
• Has more than 12 years’ experience in the public transit industry, the Company’s primary served market, including serving as Chairman of a major transit system operator in the Southwest;
• Enjoys strong, established relationships in the public transit industry and American
Public Transportation Association; and
• Possesses appropriate accounting or equivalent financial expertise.

Ms. Houston, age 49, has been an independent director of the Company since November 2009. Since June 2009, she has served as co-manager of Phoenix Global Advisors, LLC, in Charlotte, N.C. Phoenix Global Advisors, LLC, provides strategic advice to a variety of enterprises on areas ranging from revenue enhancement, enterprise risk management and operational efficiency. Specific projects range from corporate work-outs to cross-sell advisory work and product development. From May 1986 to December 2008, Ms. Houston held key positions at Bank of America offices in Charlotte, N.C., Boston, Mass., New York, N.Y., San Francisco, Calif., and Los Angeles, Calif. Those positions included: global consumer and small business risk and compliance executive from March 2006 to December 2008; wealth and investment management risk executive from January 2003 to February 2006; corporate and investment banking senior portfolio manager from January 2001 to December 2002; commercial real estate finance manager from January 1998 to December 2000; corporate real estate regional manager from January 1995 to December 1997; and multiple roles in commercial real estate lending from May 1986 to December 1995. As a member of the Risk Management Association, Ms. Houston served on its Board of Directors from October 2005 to October 2009. Ms. Houston earned an M.B.A. from the University of Southern California in Los Angeles, Calif., in 1988. A 1983 graduate of Westmont College in Santa Barbara, Calif., she received a bachelor’s degree in Business and Economics.

Reasons Why Ms. Houston Should Continue as a Director:
• Has approximately one year of experience as an independent director of the Company;
• Has a strong background in corporate risk and compliance, with more than six years of executive risk management responsibility;
• Served on the Board of the Risk Management Association from 2005 to 2009;
• Has more than 26 years of banking experience;
• Possesses significant accounting and financial expertise; and
• Maintains up-to-date knowledge related to the duties appropriate for our Board of
Directors and the Audit Committee on which she serves.

Director Nominee	Business Experience and Other Directorships

Ms. Pinson, age 74, has been an independent director of the Company since June 2001. Ms. Pinson presently serves as president of Gilbert Tweed Associates, Inc., a well- established, retained executive search firm based in New York City. She joined Gilbert Tweed in December 1981, has been an owner since 1987, and served as principal prior to December 1996, when she became president. She is a member of the Gilbert Tweed Board of Directors and has responsibility for the operations of the firm. Ms. Pinson is the practice leader for Gilbert Tweed’s widely recognized Transportation Search Practice, specializing in searches for Public Transit Authorities and their suppliers and supporting aviation and port clients. With her partner, Janet Tweed Gusman, Ms. Pinson also is engaged in the Information Technology, Insurance and Industrial Practices. Her work with high technology and manufacturing companies is global in nature, and she directs Gilbert Tweed’s offices in Bombay and New Delhi, India. Prior to joining Gilbert Tweed Associates, Ms. Pinson served as Director of Relocation Services for Real Estate World in Boulder, Colo., from February 1978 to December 1980. From September 1972 to December 1980, she studied and taught Medieval English Literature at Rutgers University. Ms. Pinson serves in a variety of association and not-for-profit board positions. She is a past member of the American Public Transportation Association Executive Committee, having served as Vice Chair- Business Members and Vice Chair-Business Members at Large. She also served on the American Public Transportation Association Chairman’s Diversity Council and is a member of the Women’s Transportation Seminar Advisory Board. Ms. Pinson received her bachelor’s and master’s degrees in English Literature from Rutgers University, where she also qualified for a Ph.D.

Reasons Why Ms. Pinson Should Continue as a Director:
• Has approximately 10 years’ experience as an independent director of the Company;
• Has more than 29 years’ experience in human resources, compensation and diversity;
• Provides executive search services to clients in the transit market, which the Company serves;
• Possesses more than 20 years’ experience in the public transit industry, the Company’s primary served market; and
• Enjoys strong, established relationships in the public transit industry and American
Public Transportation Association, where she has held numerous officer, committee and committee chair positions.

Mr. Pirotte, age 61, has been an independent director of the Company since May 1996. Since July 2003, Mr. Pirotte has served as President of Axxiom Manufacturing, Inc., a privately held manufacturer of air blast equipment. From August 2000 to March 2002, he served as President and Chief Operating Officer of Teleion Wireless, Inc., a privately held company that develops and markets wireless data communication modules. From March 1997 to December 2003, he served as President of Matrix Surface Technologies Inc., a privately held company that developed and marketed mechanical surface treatment technologies; that company has ceased operations. From July 1990 to December 2005, Mr. Pirotte served as Chairman and Chief Executive Officer of CORPEX Technologies Inc., a privately held company that developed and marketed surface active chemical technology; that company has ceased operations. From July 1981 to August 1988, he was Chairman and Chief Executive Officer of The Aviation Group, Inc., a former NASDAQ®-listed company that was acquired in December 1985. From June 1979 to July 1981, he was Chief Financial Officer of The Aviation Group, Inc. Mr. Pirotte holds a B.A. from Princeton University and an M.S. from New York University Graduate School of Business Administration.

Reasons Why Mr. Pirotte Should Continue as a Director:
• Has approximately 15 years’ experience as an independent director of the Company;

Director Nominee	Business Experience and Other Directorships

• Meets the requirements of “audit committee financial expert,” as defined by Item
407(d)(5)(ii) of Regulation S-K and is financially literate as required by the pronouncements of the SEC and NASDAQ®;
• Has extensive experience in manufacturing, business financing, acquisitions, divestiture and turn-around management;
• Possesses significant accounting and financial expertise; and
• Maintains up-to-date knowledge related to the duties appropriate for our Board of
Directors and our Audit Committee, which he chairs.

Ms. Tenney, age 58, has been an independent director of the Company since April 1991. Ms. Tenney, employed by the University of North Carolina at Chapel Hill since July 2007 and, prior to that, Duke University from September 1998, currently serves as Director of the Institutional Research Compliance Program. She occasionally serves as a lecturer in Duke University’s Nonprofit Management program. From August 1990 through July 1993, she served as Executive Director of the Southern Growth Policies Board, an interstate alliance charged with designing economic development and growth strategies for southern governors and legislators. From August 1988 to August 1990, Ms. Tenney served as Director, Economic and Corporate Development, North Carolina Biotechnology Center. From November 1987 to August 1988, Ms. Tenney was Assistant Secretary at the North Carolina Department of Commerce. From August 1985 to November 1987, she was Executive Director of the North Carolina Technological Development Authority. Prior to that time, she was a practicing attorney with an emphasis on real estate and business. Ms. Tenney received a B.A. from the University of North Carolina and a law degree from Duke University.

Reasons Why Ms. Tenney Should Continue as a Director:
• Has more than 20 years’ experience as an independent director of the Company;
• Possesses more than 20 years’ experience in providing legal counsel to individuals and organizations on human resources and compensation matters; and
• Has more than 23 years’ experience in corporate development and compliance.

Mr. Turney, age 67, has been a director of the Company since May 1996. He has served as the Company’s Chairman of our Board of Directors, President and Chief Executive Officer since May 1998. In March 2010, he transferred his role of President to Oliver Wels and retained his duties as Chairman of our Board of Directors and Chief Executive Officer. Prior to being employed by the Company, Mr. Turney was Co-Founder, Chairman and Chief Executive Officer of Robinson Turney International, Inc., which was merged into the Company in April 1998. A consulting firm, Robinson Turney International, Inc. was engaged in business development, marketing services, advisory services, and merger, acquisition and financing assignments for selected clients. Until the merger, the Company was a Robinson Turney International, Inc. client; all Robinson Turney International, Inc. clients were in the transit and transportation equipment industries. From March 1994 to December 1995, Mr. Turney was engaged in strategic planning and development consulting services for his former employer, Mark IV Industries, Inc., a NYSE®-listed company prior to its acquisition by a private investor. Mr. Turney founded the Mark IV Transportation Products Group, a group of nine companies, subsidiaries and operating units serving transit and transportation markets worldwide, and served as its Group Executive from February 1991 to February 1994. From May 1984 to February 1991, Mr. Turney was President of the Luminator division of Gulton Industries, Inc., which became a wholly owned subsidiary of Mark IV in 1987. Prior to 1984, Mr. Turney served in various managerial and engineering capacities in four corporations spanning the telecommunications, industrial hard goods, consumer electronics and electromagnetic components industries. Active in the American Public Transportation Association, Mr. Turney is a former chair of its Business Members’ group. He presently serves on the Business Members’ Board of Governors, Legislative Committee, as well as in other industry elected and appointed

Business Experience and Other Directorships

positions. Mr. Turney also serves on the Board of Trustees of the Mineta Transportation Institute, which was established by the U.S. Congress in 1991 as part of the Intermodal Surface Transportation Efficiency Act and reauthorized in 1998. He served as Chairman of the Mineta Transportation Institute in 2007 and 2008. The Mineta Transportation Institute conducts research, education, and information and technology transfer activities focusing on transportation policy and management topics and issues, in accordance with the institute’s theme: “Transportation Policy Research and Transportation Management.” Mr. Turney received his B.S. in Industrial Management from the University of Arkansas in Fayetteville, and he has participated in numerous courses and seminars in finance, mergers and acquisitions, public company administration, and operations.

Reasons Why Mr. Turney Should Continue as a Director:
• Has approximately 15 years’ experience in Company leadership;
• Possesses more than 25 years’ experience in the public transit industry, the Company’s primary served market;
• Enjoys strong, established relationships in the global public transit industry, the
American Public Transportation Association and the Mineta Transportation Institute,
where he has held numerous officer, committee and committee chair positions; and
• Recognized within the transit industry as being a leader, innovator and mentor to many.

Special Note

On September 12, 2010, C. James Meese Jr. tendered his resignation, effective immediately, as a member of our Board of Directors in order to devote more time to his personal business matters. Until that time, Mr. Meese served as a member of the Board of Directors’ Audit Committee and CG&N Committee. He also served as Chair of the Technology Committee, which concluded its work on behalf of the Board of Directors in September 2010.

Vote Required for Proposal One

Proposal One, regarding the election of nominees to serve as directors of the Company, must be approved by a plurality of the votes actually cast by holders of the Voting Stock present in person or represented by proxy at the Annual Meeting of Shareholders and entitled to vote thereon.

PROPOSAL TWO:

TO RATIFY THE SELECTION OF
INDEPENDENT AUDITORS FOR FISCAL YEAR 2011

Upon recommendation of the Audit Committee, our Board of Directors has selected Grant Thornton LLP to serve as independent public accountants of the Company for its fiscal year ending December 31, 2011. Although ratification is not required by NASDAQ® or the Company’s Amended and Restated Bylaws, as amended, or otherwise, our Board of Directors seeks to have the Shareholders ratify the selection of Grant Thornton LLP. Even if the selection is ratified, our Board of Directors in its discretion may select different independent public accountants at any time during the year if it determines that such a change would be in the best interests of the Company and the Shareholders.

Grant Thornton LLP has served as the Company’s independent public accountants since October 6, 2008. Previously, PricewaterhouseCoopers LLP served in that role from September 10, 2004 to October 1, 2008.

Current Principal Accountant’s Presence at the 2011 Annual Meeting of Shareholders

Grant Thornton LLP representatives are expected to be present at the 2011 Annual Meeting of Shareholders. They will be given an opportunity to make a statement if it is their desire to do so, and they will be available to respond to appropriate questions from Shareholders.

Audit and Audit-Related Fees

For details on audit and audit-related fees incurred in fiscal years 2010, 2009 and 2008, please refer to the Audit Committee Report herein.

Vote Required for Proposal Two

Proposal Two, regarding the approval of the selection of independent auditors for fiscal year 2011, must be approved by a majority of the votes actually cast by holders of Voting Stock present in person or represented by proxy at the Annual Meeting of Shareholders and entitled to vote thereon.

CORPORATE GOVERNANCE DISCLOSURE

Our Board of Directors seeks, considers and implements good governance practices as appropriate for the Company and as in the best interest of Shareholders, as well as seeks to fully comply with regulations and regulatory authority guidelines as they emerge. It is our Board of Directors’ belief that good governance practices translate into increased Shareholder value. Our Board of Directors believes the Company is well positioned in this regard. Please note that the Company’s governance information, including its Code of Conduct and Ethics, is available in the Governance section of the Company’s website, www.digrec.com.

Director Nomination and Selection Process

Director Candidate Submissions.  Nominations for our Board of Directors must be made pursuant to the terms of the Company’s Amended and Restated Bylaws, as amended. Director candidates may be nominated by either (a) a majority of our Board of Directors or (b) any Shareholder entitled to vote at the Annual Meeting of Shareholders.

Nomination of Director Candidates by Shareholders.  Shareholders submitting candidates for election to our Board of Directors must deliver a notice in writing to the Secretary of the Company. The notice shall be delivered to, or mailed and received at, the principal executive offices of the Company at least 60 days, but not more than 90 days, prior to the date of a scheduled Shareholders’ meeting, regardless of postponements, deferrals, or adjournments of that meeting to a later date; provided, however, that if less than 70 days’ notice or prior public disclosure of the scheduled date of such a meeting is given or made, then, in order for the notice by the Shareholder to be timely, such notice must be delivered or received within 10 days of the day on which such notice of the date of the scheduled meeting was mailed or the day on which such a public disclosure was made, whichever is earlier.

The Shareholder’s notice shall set forth:

•	The name, age, business address and residence address of each candidate;

•	The principal occupation or employment of each candidate;

•	The class and number of shares of Voting Stock that are beneficially owned by each candidate, if any, on the date of the Shareholder notice;

•	Any other information relating to such candidate that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors pursuant to Regulation 14A under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”);

•	The name and address, as it appears on the Company’s books, of the nominating Shareholder(s) and any other Shareholders known by such Shareholder to support the nomination of such candidate; and

•	The class and number of shares of stock of the Company that are beneficially owned by such nominating Shareholder(s) and by any other Shareholders known by such Shareholder to support such nominees on the date of the Shareholder notice.

Our Board of Directors may also request any person nominated by, or at the direction of, our Board of Directors for election as a director at a meeting of the Shareholders to furnish to the Secretary of the Company the same information required to be set forth in a notice of Shareholders’ meeting, which pertains to the nominee.

For a complete description of the director candidate submission process, please see the full text of Article II, Section 12 of the Company’s Amended and Restated Bylaws, as amended, which are filed as Exhibit 3.4 to the Company’s Current Report on Form 8-K filed with the SEC on September 18, 2006.

Minimum Qualifications for Director Candidate Nominees.  The Company’s CG&N Committee considers a number of factors in making recommendations regarding director candidates, and the process is the same whether evaluating candidates recommended by Shareholders, directors or otherwise. With approval from our Board of Directors, in addition to the procedural requirements set forth in the Company’s Amended and

Restated Bylaws, as amended, and supplemented by the requirements in the CG&N Committee Charter, the CG&N Committee uses the following criteria in the selection of directors and director candidates:

•	Character, reputation, willingness and ability to serve;

•	Evidence of willingness and ability to be loyal to the Company and to the best interest of the Shareholders;

•	Business, industry, market and financial knowledge and/or experience, including understanding of at least the basic principles of finance and accounting;

•	The needs of our Board of Directors in maintaining appropriate skill sets, experience, expertise, and knowledge for our Board of Directors to best carry out its responsibilities to the Shareholders;

•	Evidence of ability to deliver independent and strategic thinking; and

•	Absence of any real, potential, or perceived present or past affiliation or activities that might not, in the opinion of the CG&N Committee, be in the best interest of the Shareholders.

Only those candidates meeting the aforementioned requirements will be further considered under the following additional qualification criteria:

•	Consideration of the need for diversity, in all contexts, of the membership of our Board of Directors;

•	Consideration of the specific needs of the various committees of our Board of Directors; and

•	Each member of our Board of Directors must be a Shareholder or pledge to become a Shareholder within one year of appointment. However, our Board may waive this requirement provided there is reason to believe the best interest of Shareholders is served by such waiver, given the totality of the relevant circumstances.

These requirements and other considerations are described in more detail in the CG&N Committee Charter, which is available within the Governance section of the Company’s website, www.digrec.com.

In addition, a thorough examination of the candidate’s background is made to determine his or her related business knowledge, ethics, any potential conflicts of interest, including nepotism, and his or her independence as defined in NASDAQ® Rule 5605(a)(2). Unless otherwise indicated, references in this Proxy Statement related to the “independence” of a director or director candidate shall be made in this context of the requirements for independence set forth in NASDAQ® Rule 5605(a)(2).

Director Candidates Recommended by Shareholders.  Neither the Company’s Secretary nor our Board of Directors received information from Shareholders concerning candidates for consideration as director nominees to be elected at the 2011 Annual Meeting of Shareholders.

Director Candidates Recommended by Five Percent Shareholders.  Neither the Company’s Secretary nor our Board of Directors received information from the Company’s five percent or greater Shareholders concerning candidates for consideration as director nominees to be elected at the 2011 Annual Meeting of Shareholders.

Fees.  The Company does not pay fees to any third parties to identify, evaluate, or assist in identifying or evaluating potential director nominees.

Board of Directors’ Commitment to Diversity

The Board of Directors believes our respect for others, as well as our commitment to diversity, represents vital strengths of the Company. All directors, officers and employees are expected to strive to make the Company diverse in its conduct, thinking, and practice and an equal opportunity organization, in all respects. The Company’s commitment to diversity is reflected in the CG&N Committee Charter, which includes the Company’s Code of Conduct and Ethics, available in the Governance section of the Company’s website, www.digrec.com.

Diversity Within the Board of Directors.  The Board of Directors believes that our present directors and our proposed slate of directors evidence our commitment to diversity. Of the Company’s seven present directors and seven director nominees, three are women and one is African American. Our director nominees come from exceptionally broad and diverse personal and professional backgrounds, including representative experience in financial, industrial, non-profit and governmental sectors.

Diversity Within Our Global Organization.  The Company has approximately 275 employees worldwide serving over 500 customers in more than 50 countries. Our employees represent more than 11 countries and cultures, including Australia, Brazil, Canada, France, Germany, India, Mexico, Russia, Singapore, the United Kingdom, and the United States.

Nepotism.  There is no relationship by blood, marriage or adoption between any of the Company’s directors, director nominees or executive officers.

Board of Directors’ Leadership Structure

According to the Company’s Amended and Restated Bylaws, as amended, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, our Board of Directors except as otherwise provided by the laws under which the Company is formed or in the Company’s Articles of Incorporation, as amended.

Present Board of Directors.  Our Board of Directors presently is comprised of seven directors, six of whom are independent:

Director	Current Role	Director Since	Other

John D. Higgins	Lead Independent Director	February 1998	Lead Independent Director Since June 2005
Huelon Andrew Harrison	Independent Director	June 2008	—
Helga S. Houston	Independent Director	November 2009	—
Stephanie L. Pinson	Independent Director	June 2001	—
John K. Pirotte	Independent Director	May 1996	—
Juliann Tenney	Independent Director	April 1991	—
David L. Turney	Director, Chairman of Board of Directors and Chief Executive Officer	May 1996	Chairman of our Board of Directors, President and Chief Executive Officer From May 1998 to March 2010; Transferred the Role of President to Mr. Wels in March 2010; Continues Roles of Chairman of our Board of Directors and Chief Executive Officer

Board of Directors’ Preference for Lead Independent Director Concept and Director Independence.  In June 2005, our Board of Directors adopted a lead independent director concept to further strengthen its independence. Mr. Higgins, an independent director since February 1998, has served as the Company’s Lead Independent Director since the concept’s inception. Mr. Higgins leads each closed session of each meeting of our Board of Directors. All Board of Directors’ meetings, as well as a vast majority of our Board of Directors’ committee meetings, held in fiscal year 2010 included closed sessions that excluded participation by officers and other key management.

Additionally, our Board of Directors has adopted a number of governance practices that are designed to further promote the independence of our Board of Directors and independent oversight of management, including the Chairman of our Board of Directors and Chief Executive Officer.

First, with the exception of our Chairman of the Board of Directors and Chief Executive Officer, six out of the seven current members of our Board of Directors are independent directors.

Second, each committee of our Board of Directors consists entirely of, and is chaired by, independent directors.

Third, the independent directors and committees of our Board of Directors meet regularly in executive sessions during which members of management are excluded.

Further, our Board of Directors’ Human Resource and Compensation (“HR&C”) Committee, comprised entirely of independent directors, is responsible for (1) evaluating the performance of the Chief Executive Officer and (2) recommending the Chief Executive Officer’s compensation to the independent members of our Board of Directors for approval.

Board of Directors’ Discretion to Elect a Chairman.  Our Board of Directors may, in its discretion, elect a Chairman of the Board of Directors. If our Chairman of the Board of Directors has been elected, he or she shall, when present, preside at all meetings of our Board of Directors and of our Shareholders. He or she also shall have such other powers as the Board of Directors may prescribe.

As a non-independent director, Mr. Turney, in his role as Chairman of the Board of Directors, may not participate in closed sessions of Board of Directors’ meetings, which are held during each meeting of our Board of Directors. The Lead Independent Director presides over closed sessions of Board of Directors’ meetings.

Board of Directors’ Preference for Unified Roles of Chairman and Chief Executive Officer.  From the Company’s initial public offering in November 1994 to March 2010, the positions of Chairman of our Board of Directors, President and Chief Executive Officer had been combined to achieve better efficiency. Mr. Turney had served in this combined leadership role from May 1998. However, following the proposal of such to the Board of Directors and its subsequent approval and effectiveness dated March 25, 2010, Mr. Turney turned over his position as President of the Company to Mr. Wels, who also serves as Chief Operating Officer of Global Operations. Mr. Turney continues as the Company’s Chairman of our Board of Directors and Chief Executive Officer under his existing Executive Employment Agreement, effective January 1, 2008, which was previously disclosed in and filed as an exhibit to the Company’s Current Report on Form 8-K, filed with the SEC on January 18, 2008.

Our Board of Directors has mechanisms in place to promote its independence and the independent oversight of management; therefore, our Board of Directors does not believe that splitting the roles of Chairman of our Board of Directors and Chief Executive Officer would improve its effectiveness or independence or the Company’s performance.

Like the more than 60 percent of the companies in the S&P 500 (including such companies as General Electric and Texas Instruments, which have a unified Chairman of the Board of Directors and Chief Executive Officer role), the Company proceeds with confidence in this structural approach. We believe this model succeeds because it makes clear that the Chief Executive Officer is responsible for managing the Company’s business, under the oversight and review of our Board of Directors, and for developing the Company’s strategy, with the guidance and assistance of members of our Board of Directors. We believe the Company and its Shareholders are best served by a talented executive in a unified role of Chairman of our Board of Directors and Chief Executive Officer to act as a bridge between management and our Board of Directors, helping both to fulfill their purpose. Moreover, a Chairman of our Board of Directors without the industry knowledge of the Chief Executive Officer would be significantly less effective in leading our Board of Directors.

Board of Directors’ Access to Management and Employees.  Our Board of Directors’ access to management is broad based; access is routinely focused on executive management (defined for this purpose as the Company’s Chief Executive Officer and those employees who report directly to the Chief Executive Officer). However, additional access is made available upon request as noted below.

As a matter of good corporate governance practice, the Company considers that our Board of Directors should generally have access to all Company employees in order to ensure that directors can ask all questions and glean all information necessary to fulfill their duties. In this context, executive management is expected to invite, upon specific request of an independent director, selected Company personnel to our Board of

Directors’ and committee meetings at which their presence and expertise would help our Board of Directors to have a more full understanding of matters being considered while facilitating our Board of Directors’ developing an independent judgment of the personnel so exposed to our Board of Directors.

Shareholder Communications With Present Directors.  To communicate with the Company’s directors, Shareholders should submit their comments via any of the following methods: (1) sending written correspondence via mail or courier to: DRI Corporation; Corporate Administration; 13760 Noel Road, Suite 830; Dallas, Texas 75240; (2) completing the online form via the “Contact Us” page at www.digrec.com; (3) e-mailing ir@digrec.com; (4) calling (214) 378-8992; or (5) faxing (214) 378-8437.

For more information about the Company’s Policy and Guidelines on Shareholder-Initiated Communications, refer to the CG&N Committee Charter, Appendix #8, which is available in the Governance section of the Company’s website, www.digrec.com.

Board of Directors’ Meetings in Fiscal Year 2010.  Our Board of Directors held seven meetings in fiscal year 2010. All of the Company’s current directors attended more than 75 percent of the aggregate of meetings of our Board of Directors and committees on which they served during fiscal year 2010. All Board of Directors’ meetings include a closed session, chaired by the Lead Independent Director, in which management does not participate.

Board of Directors’ Committees and Committee Charters.  Our Board of Directors has delegated certain of its authority to its Audit, CG&N, Executive, HR&C and Technology committees. Each committee has a formal charter, which is annually reviewed and modified as appropriate; committee charters are generally summarized in the committee descriptions and/or reports in this Proxy Statement. Each committee’s complete charter is located within the Governance section of the Company’s website, www.digrec.com. Upon request, copies of committee charters will be provided without charge to Shareholders. Such requests may be made by contacting: DRI Corporation; Corporate Administration; 13760 Noel Road, Suite 830; Dallas, Texas 75240; or by e-mailing ir@digrec.com.

Board of Directors’ Committees and Member Designations.  Our Board of Directors, by resolutions adopted by a majority of the entire Board of Directors, may designate independent directors as members of our Audit, CG&N, Executive, HR&C and Technology committees, as well as any other committees. Each such committee may exercise the authority of our Board of Directors to the extent provided in such resolution and any subsequent resolutions pertaining thereto and adopted in like manner, provided that the authority of each such committee shall be subject to the limitations set forth in North Carolina law, as now or hereafter amended. Such committees shall keep regular minutes of their proceedings and report to our Board of Directors when requested to do so.

Summary of Board of Directors’ Committees on Which Present Directors Serve

Name	Current Role	Audit	CG&N(1)	Executive(2)	HR&C	Technology(3)	Special(4)

John D. Higgins(5)	Lead Independent Director	X	X(6)	X(6)		—	X
Huelon Andrew Harrison	Independent Director				X	—
Helga S. Houston	Independent Director	X	X	X		—	X
Stephanie L. Pinson	Independent Director		X		X	—
John K. Pirotte	Independent Director	X(6)		X		—	X(6)
Juliann Tenney	Independent Director				X(6)	—
David L. Turney(7)	Director, Chairman of the Board of Directors and Chief Executive Officer	—	—	—	—	—	—

Notes:

(1)	Mr. Meese, a former independent director, also served as a member of the CG&N Committee until his resignation from the Board of Directors on September 12, 2010; upon Mr. Meese’s resignation, Ms. Houston was appointed to the CG&N Committee.

(2)	On November 30, 2010, Mr. Turney requested that non-independent directors be excluded from membership within the Board of Directors’ committees and he withdrew his Executive Committee membership. On December 15, 2010, Ms. Houston became a member of the Executive Committee.

(3)	In September 2010, the Technology Committee concluded its work on behalf of our Board of Directors as of that point in time. Therefore, our Board of Directors retired the Technology Committee for the foreseeable future. Our Board of Directors may vote to reactivate the Technology Committee if such an action is deemed to be appropriate in the future.

(4)	In November 2010, our Board of Directors formed a Special Committee to evaluate the Company’s strategic alternatives for enhancing shareholder value. The Special Committee, which has retained Morgan Keegan & Company, Inc. (“Morgan Keegan”) as its advisor, will oversee this process on behalf of the Company’s Board of Directors and Shareholders. Morgan Keegan also advised the Company in its recent re-financing initiatives.

(5)	Lead Independent Director

(6)	Committee Chairperson

(7)	Mr. Turney is not a member of any Board of Directors’ committees. He may attend open sessions of committee meetings only in a non-voting capacity and only at the discretion of those committees.

Other than as described herein, no Company officer or employee is a member or chair of any committee of our Board of Directors. Most committee meetings include a closed session in which management does not participate.

Committee Reports

Audit Committee.  The Company has a separately designated Audit Committee established for the purpose of overseeing the accounting and financial reporting processes of the Company and the audits of its financial statements.

The Audit Committee met nine times in fiscal year 2010. It presently has three members, all of whom are independent: Mr. Pirotte (Chair), Mr. Higgins, and Ms. Houston. Mr. Meese, a former independent director, also served as a member of the Audit Committee until his resignation from the Board of Directors on September 12, 2010.

Our Board of Directors believes that all of its present Audit Committee members meet the requirements of “audit committee financial expert,” as defined by Item 407(d)(5)(ii) of Regulation S-K. Each Audit Committee member is financially literate as required by the pronouncements of the SEC and NASDAQ®, possesses appropriate accounting or equivalent financial expertise, and maintains up-to-date knowledge related to the duties appropriate for the Audit Committee.

At the discretion of the Audit Committee, the following Named Executive Officers typically attend open sessions of Audit Committee meetings in non-voting capacities: Mr. Turney; Mr. Wels, President and Chief Operating Officer, Global Operations; Kathleen B. Oher, Vice President, Chief Financial Officer, Secretary and Treasurer; and Lawrence A. Hagemann, Vice President, Chief Technology Officer and Chief Operating Officer, North Carolina Operations. The Audit Committee excludes non-independent directors and officers during closed sessions of its meetings; such closed sessions occur during all Audit Committee meetings unless the Audit Committee unanimously agrees that such closed sessions are not necessary.

The Audit Committee selects the Company’s independent auditors subject to ratification by our Board of Directors and Shareholders, and directly manages the relationship with the audit firm, including setting of all related fees. The Audit Committee evaluates and approves any proposed retention of the independent auditor or its affiliates for any audit-related, tax and routine non-audit services, and reviews and approves the fee and other contractual arrangements for those services. The Company’s independent auditors report directly to the Audit Committee.

The complete Audit Committee Report appears herein.

Corporate Governance and Nominating Committee.  The CG&N Committee met four times in fiscal year 2010. It has three members, all of whom are independent: Mr. Higgins (Chair), Ms. Houston, and Ms. Pinson. Mr. Meese, a former independent director, also served as a member of the CG&N Committee until his resignation from the Board of Directors on September 12, 2010; upon Mr. Meese’s resignation, Ms. Houston was appointed to the CG&N Committee.

Mr. Turney attends the open session portions of CG&N Committee meetings in a non-voting capacity at the discretion of the CG&N Committee. The CG&N Committee excludes non-independent directors and Named Executive Officers during closed sessions of its meetings; such closed sessions occur during most CG&N Committee meetings.

The CG&N Committee plays a key role in leading governance policies and practices within the Company. It considers the Company’s governance policies as key and integral to increased Shareholder value. Its major areas of governance focus include: (1) clarifying the duties and responsibilities of our Board of Directors and the CG&N Committee; (2) evaluating our Board of Directors’ structure and composition, including filling the seats of the Audit, HR&C, and CG&N committees with non-executive directors; (3) monitoring policies and practices of our Board of Directors and meetings, as well as Shareholder meetings, communications and conduct, including the Company’s Code of Conduct and Ethics; (4) reviewing and monitoring the structure and performance of our Board of Directors, individual directors and committees; (5) facilitating and leading, through a lead independent director concept, regular closed meetings of non-executive directors as part of all Board of Directors’ meetings; and (6) seeking and evaluating nominees for directorship.

Seeking to assure that an appropriate mix of talent and experience is present to adequately represent the Shareholders, the CG&N Committee also:

•	Leads the initiative to identify, screen, recruit, interview, recommend and (when so elected or appointed) orient individuals deemed to be appropriate to serve on our Board of Directors;

•	Considers recommendations from all sources, including director nominees submitted by the Shareholders, as related to serving on our Board of Directors; and

•	Acts as an advisory committee to our Board of Directors with respect to populating committees (subsequently voted upon by our Board of Directors).

Procedures for submitting director candidates can be found within the CG&N Committee Charter, which is available in the Governance section of the Company’s website, www.digrec.com. The CG&N Committee evaluates Shareholder submissions in the same manner and under the same criteria as submissions by members of our Board of Directors.

In fiscal year 2010, the CG&N Committee reviewed and adopted various changes to its charter. Such changes included, but were not limited to, the addition of the Company’s Insider Trading Policy.

In fiscal year 2010, the CG&N Committee also considered and recommended to our Board of Directors the termination of the Rights Agreement, defined as follows. On September 22, 2006, our Board of Directors had approved a Rights Agreement between the Company and American Stock Transfer & Trust Company, as Rights Agent (the “Rights Agreement”), and declared a dividend of one preferred share purchase right (a “Right”) for each share of Common Stock outstanding on October 9, 2006, to the Shareholders of record on that date. The description and terms of the Rights were set forth in the Rights Agreement and all of the exhibits thereto, which were filed as exhibits to the Company’s Form 8-A, filed with the SEC on October 2, 2006. On February 25, 2010, our Board of Directors determined that it was in the best interests of the Company and its Shareholders to terminate the Rights Agreement and, upon such determination, elected to accelerate the Expiration Date of the Rights Agreement from September 22, 2016 to February 26, 2010, effectively terminating the Rights Agreement and the associated Rights as of such date. A Current Report on Form 8-K regarding the termination of the Rights Agreement was filed with the SEC on March 2, 2010.

Executive Committee.  The Executive Committee met four times in fiscal year 2010. It has three members, all of whom are independent: Mr. Higgins (Chair), Ms. Houston, and Mr. Pirotte. On November 30, 2010, Mr. Turney requested that non-independent directors be excluded from membership within the Board of

Directors’ committees and he withdrew his Executive Committee membership. On December 15, 2010, Ms. Houston became a member of the Executive Committee.

The Executive Committee does not exclude non-independent directors and/or officers during its meetings; however, closed sessions take place in each meeting where non-independent directors and/or officers are invited to participate in the open sessions.

The Executive Committee acts for our Board of Directors within specified limits of authority primarily focused on balance sheet matters, strategic issues, financing, and mergers and acquisitions. The Executive Committee also provides an oversight function for long-term, strategic initiatives and fulfills a review and monitoring function in areas of performance deficiencies or difficulties. Additionally, it serves in an advisory or “sounding board” capacity for the Company’s Chief Executive Officer in all other respects.

During fiscal year 2010, the Executive Committee’s considerations included, but were not limited to, the elimination of the Shareholders’ Rights Plan, the retention of investment banking resources, balance sheet refinancing matters, and alternatives to improve shareholder value.

Human Resource and Compensation Committee.  The HR&C Committee met five times in fiscal year 2010 in formal sessions and engaged in various separate informal communications on certain issues. It has three members, all of whom are independent: Ms. Tenney (Chair), Mr. Harrison, and Ms. Pinson.

Mr. Turney attends the open sessions of HR&C Committee meetings in a non-voting officer capacity at the discretion of the HR&C Committee. The HR&C Committee excludes non-independent directors and/or officers during closed sessions of its meetings; such closed sessions occur during most HR&C Committee meetings.

The role of the HR&C Committee, acting with oversight and approval of our Board of Directors, is to set the overall policy framework and guiding philosophy related to compensation, benefits, employee relations and perquisites for all of the Company’s employees, which are summarized in the HR&C Committee Report included in this Proxy Statement.

The HR&C Committee has delegated its authority, subject to compliance with the compensation policy as set forth by the HR&C Committee, to the Chief Executive Officer to determine the compensation of the Chief Financial Officer and the other Named Executive Officers. In determining compensation of a Named Executive Officer, the Chief Executive Officer works in consultation with the HR&C Committee to ensure that the Company’s overall compensation policy objectives are met.

The HR&C Committee directly evaluates the performance of the Chief Executive Officer in a process involving deliberations and considerations by all members of our Board of Directors. Subject to approval by our Board of Directors, the HR&C Committee sets the Chief Executive Officer’s compensation. In addition, the HR&C Committee monitors the Company’s compensation policies and practices, as well as reviews the compensation decisions made by the Chief Executive Officer for all other Named Executive Officers for conformance to performance- and market-based compensation considerations.

The HR&C Committee strives to align strategy, values and management compensation initiatives with Shareholder interests. The HR&C Committee requires and encourages the fostering of a desirable workplace and high standards of ethical behavior devoid of conflicts of interest and the appearance of impropriety.

Our Board of Directors previously adopted a Professionalism and Continuing Education Policy under guidance of the HR&C Committee. In fiscal year 2010, all directors in service through the full fiscal year either attended continuing education courses or availed themselves of additional education through self study for a minimum of eight hours’ credit. The HR&C Committee acts collaboratively with the CG&N Committee to monitor performance and continuing education initiatives of our Board of Directors. Continuing education is included in selected Board of Directors’ meetings, as well as achieved through special courses and readings.

The HR&C Committee, as charged by our Board of Directors, requires a formal succession planning process and document. Succession plans have been in place since January 2003. Given the Company’s limited resources, our succession planning through fiscal year 2010 has focused on developing our existing talent to further strengthen our organization while clearly defining executive management’s responsibilities in the event of the Chief Executive Officer’s sudden absence. The HR&C Committee and our Board of Directors believe that such advance preparation, including our recent organizational changes and shifts in management responsibilities, will help further strengthen the Company’s global market position and assist with future succession planning.

The complete HR&C Committee Report appears herein.

Technology Committee.  Following many years of work on behalf of our Board of Directors, the Technology Committee concluded its assignment in September 2010. At that time, the Technology Committee was retired by our Board of Directors for the foreseeable future. Our Board of Directors may vote to reactivate the Technology Committee in the future if such an action is deemed to be appropriate and necessary.

Prior to the Technology Committee’s conclusion, its members met one time in fiscal year 2010. Former members included two independent directors: Mr. Meese Jr., (Chair) and Mr. Pirotte. Mr. Meese, a former independent director, resigned from the Board of Directors on September 12, 2010. In addition, Mr. Hagemann also attended Technology Committee meetings in a voting capacity. Further, Mr. Turney also attended the open session portions of Technology Committee meetings in a non-voting capacity at the discretion of the Technology Committee. The Technology Committee excluded all non-independent directors and Named Executive Officers during the closed session of its lone meeting in fiscal year 2010.

Historically, the Technology Committee served in an advisory capacity to the Company’s Board of Directors and executive management providing oversight and guidance in the context of (1) technology evolution and innovation, (2) technology in operations and risk mitigation, (3) technology as a competitive tool, and (4) technology as a means to improve Shareholder value. The Technology Committee also reviewed and monitored long-duration technology initiatives, technology performance deficiencies and other technology-related matters, as deemed appropriate and/or requested by our Board of Directors.

Special Committee.  In November 2010, the DRI Corporation Board of Directors formed a Special Committee to evaluate the Company’s financing and strategic alternatives for enhancing Shareholder value. However, the Special Committee held no meetings in fiscal year 2010.

The Special Committee has three members, all of whom are independent: Mr. Pirotte (Chair), Mr. Higgins, and Ms. Houston. The Special Committee does not include non-independent directors and/or officers during its meetings except for specific instances for selected subject matter wherein the Special Committee requires specific information to fully carry out its duties and responsibilities.

The Special Committee, which has retained Morgan Keegan as its advisor, oversees this process on behalf of the Company’s Board of Directors and Shareholders. Morgan Keegan also advised the Company in its recent re-financing initiatives.

Board of Directors’ Role in Risk Oversight

Managing Risks in Strategic and Operational Planning.  Our Board of Directors is directly involved in evaluating and setting the strategic and operational plans of the Company; such efforts include the assessment and management of risk and the review and approval of the Strategic Business Plan and Operating Plan.

Code of Conduct and Ethics and Anti-Bribery & Anti-Corruption Policy.  Acting in cooperation with the Audit Committee and CG&N Committee, the HR&C Committee actively participates in evolving and maintaining a Code of Conduct and Ethics and Anti-Bribery & Anti-Corruption Policy. The HR&C Committee monitors to ensure there shall be no retaliation against employees who may bring to the attention of appropriate higher authority, including our Board of Directors, any matter that might constitute a breach of Company policy, ethics or acceptable conduct. Such higher authority extends to and includes our Board of Directors. The Code of Conduct and Ethics includes express intent of the Company to maintain compliance with all applicable laws and regulations, including the provisions of the Foreign Corrupt Practices Act of 1977. The Company has implemented in fiscal year 2011 actions expected to ultimately further strengthen our anti-bribery and anti-corruption compliance, including compilation and dissemination of educational and policy materials, as well as a more formal form of certification and oversight including involvement by outside legal counsel when appropriate. The Company’s Code of Conduct and Ethics is available in the Governance section of the Company’s website, www.digrec.com.

Whistleblower Policy.  The Company is committed to conducting its business in accordance with the highest ethical standards and to maintaining a workplace environment that encourages open and honest communication. As part of that commitment and in accordance with the Company’s Code of Conduct and Ethics, which sets forth principles by which our Board of Directors expects the Company’s officers, employees and our Board of Directors’ members to comply, the Company has instituted a formal “whistleblower” policy known within the Company as the “Open Communications – Concerned Stakeholder” Policy (“OCCS Policy”).

Through the OCCS Policy, the Company maintains several distinct avenues for facilitating communications among its employees and our Board of Directors, including: (1) a third-party-administered, Internet-based service for reporting financial and ethical matters; (2) a third-party-administered, Internet-based service for reporting human resource and other matters; (3) a corporate “hot line” for use by employees; and (4) suggestion boxes in most facilities.

In order to create such an open environment and to hold the Company and its personnel, including senior management, accountable for adhering to the Company’s ethical standards, the Company created procedures by which employees and our Board of Directors may report violations by the Company or any of its personnel of the Company’s Code of Conduct and Ethics or any federal or state laws. In addition, the Company also established special procedures for the submission of confidential, anonymous complaints involving the Company’s accounting practices and internal auditing controls, including any questionable accounting or auditing matters.

The reporting of valid complaints serves to strengthen the Company and enhance its ability to maintain its commitment to ethical practices. Therefore, the Company encourages its employees to submit complaints or reports of violations in all appropriate circumstances. Employees who file reports or provide evidence that they know to be false or who do not have any reasonable basis for believing that their reports are truthful and accurate will not be protected by the non-retaliation provisions of the policy and may be subject to disciplinary action up to and including termination of employment. In addition, except to the extent required by law, the OCCS Policy does not change the obligation of a director, officer and/or employee to keep confidential the Company’s trade secrets and other confidential information.

For more information about the OCCS Policy, refer to the Audit Committee Report herein.

Professionalism and Continuing Education.  Our Board of Directors previously adopted a Professionalism and Continuing Education Policy under guidance of the HR&C Committee. In fiscal year 2010, all directors in service through the full fiscal year either attended continuing education courses or availed themselves of additional education through self study for a minimum of eight hours’ credit. The HR&C Committee acts collaboratively with the CG&N Committee to monitor performance and continuing education initiatives of our Board of Directors. Continuing education is included in selected Board of Directors’ meetings, as well as achieved through special courses and readings.

AUDIT COMMITTEE REPORT

Committee Composition and Its Work in the Past Year

The Audit Committee presently has three members, all of whom are independent directors: Mr. Pirotte (Chair), Mr. Higgins, and Ms. Houston. Mr. Meese, a former independent director, also served as a member of the Audit Committee until his resignation from the Board of Directors on September 12, 2010.

Our Board of Directors believes that all of its present Audit Committee members meet the requirements of “audit committee financial expert,” as defined by Item 407(d)(5)(ii) of Regulation S-K. Each Audit Committee member is financially literate as required by the pronouncements of the SEC and NASDAQ®, possesses appropriate accounting or equivalent financial expertise, and maintains up-to-date knowledge related to the duties appropriate for the Audit Committee.

The following Named Executive Officers attend the open session portions of Audit Committee meetings in non-voting capacities at the discretion of the Audit Committee: Mr. Turney, Mr. Wels, Ms. Oher, and Mr. Hagemann. The Audit Committee excludes non-independent directors and Named Executive Officers during closed sessions of its meetings; such closed sessions occur during all Audit Committee meetings, unless the Audit Committee unanimously agrees that such closed sessions are not necessary.

The Audit Committee met nine times in fiscal year 2010 in formal sessions and conducted numerous separate informal communications sessions on various issues.

Role

The Audit Committee is appointed by our Board of Directors, upon the recommendation of the CG&N Committee, to assist our Board of Directors in monitoring: (1) the integrity of the Company’s financial statements; (2) the Company’s compliance with legal, regulatory and NASDAQ® Capital Market listing requirements; and (3) the independence and performance of the Company’s independent auditors. The Audit Committee operates pursuant to a written charter adopted by our Board of Directors, a copy of which is available on the Company’s website, www.digrec.com. The charter is reviewed and updated at least on an annual basis. The Audit Committee selects the Company’s independent auditors subject to ratification by our Board of Directors and Shareholders. The Audit Committee directly manages the relationship with the audit firm, including the setting of all fees.

The Audit Committee regularly requests and receives information from the Company’s officers and employees, as it deems appropriate in the performance of its duties. The Audit Committee also has the authority to retain special legal counsel, accountants or other consultants to advise it to the extent necessary in the performance of its duties. The Audit Committee may require any officer or employee of the Company, or request the Company’s outside counsel or independent auditor, to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. Mr. Turney and Ms. Oher, as the Company’s Chief Executive Officer and the Chief Financial Officer, respectively, regularly attend Audit Committee meetings as non-voting attendees during the open session portions of each Audit Committee meeting, at the unanimous request of Audit Committee members.

The Audit Committee meets with the Company’s independent auditors and Named Executive Officers and other management, as deemed necessary, in separate sessions to discuss any matters that the Audit Committee or these groups believe should be discussed privately. The Audit Committee evaluates and approves any proposed retention of the independent auditor, or affiliates, for any audit-related, tax and routine non-audit service, and reviews and approves the fees and other contractual arrangements for those services. The Audit Committee further takes any steps necessary and consistent with its authority to ensure significant findings and recommendations made by the independent auditors are addressed by the Company’s management in a timely fashion.

The Audit Committee reviews the Company’s financial reporting process on behalf of our Board of Directors. Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. With relevant input provided by our independent auditor, the Audit Committee reviews management’s system of internal controls and the effectiveness of systems for monitoring compliance with laws and regulations with the objective that financial reports are completed in accordance with applicable regulations and disclosure.

The Audit Committee and our Board of Directors have adopted a Policy Statement and Procedures for a Reporting of Violations and Complaints, which is part of a multi-faceted written communications policy and procedure referred to as the OCCS Policy, described previously in the “Whistleblower Policy” section herein. The OCCS Policy is intended to create a workplace environment that encourages open and honest communication and to hold the Company and its personnel, including senior management, accountable for adhering to the Company’s ethical standards. The OCCS Policy establishes procedures for any person to report violations by the Company or any of its personnel of the Company’s Code of Conduct and Ethics or any federal or state laws, without fear of retaliation. It contains special procedures for submission by employees of confidential, anonymous complaints involving the Company’s accounting practices and internal accounting controls. This aspect of the OCCS Policy is administered by an outside independent party, is accessible at all times and utilizes telephone, e-mail and Internet-based, multi-lingual communications channels flowing through corporate legal counsel for re-direct to the appropriate party for action. Investigation, action, and follow-up are processed in a controlled, confidential and documented manner in a retaliation-free environment. For more information about the OCCS Policy, refer to the “Whistleblower Policy” section herein.

Audit Fees

The aggregate audit fees billed during fiscal year 2010 by independent registered public accounting firms for audit services were approximately $747,000 of which approximately $10,000 was billed by PricewaterhouseCoopers LLP and approximately $737,000 was billed by Grant Thornton LLP.

The aggregate audit fees billed during fiscal year 2009 by independent registered public accounting firms for audit services were approximately $742,000 of which approximately $5,000 was billed by PricewaterhouseCoopers LLP and approximately $737,000 was billed by Grant Thornton LLP.

The aggregate audit fees billed during fiscal year 2008 by independent registered public accounting firms for audit services were approximately $512,000 of which approximately $122,000 was billed by PricewaterhouseCoopers LLP and approximately $390,000 was billed by Grant Thornton LLP.

These fees were for services rendered for the audit of the Company’s financial statements and the reviews of interim financial statements included in the Company’s annual and quarterly reports on Forms 10-K and 10-Q, respectively, as well as services that generally only the independent auditor can provide, such as statutory audits, reviews of interim financial statements and assistance with documents filed with the SEC.

Audit-Related Fees

Audit-related services consist of assurance and related services (e.g., due diligence) by an independent auditor that are reasonably related to audit or review of financial statements, including employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with proposed or consummated acquisitions, internal control reviews, attest services related to financial reporting that are not required by statute or regulation, and consultation concerning financial accounting and reporting standards. The Company incurred approximately $72,000 in audit-related fees in fiscal year 2010, as compared to $81,000 in fiscal year 2009 and $25,000 in fiscal year 2008.

Tax-Related Fees

During fiscal year 2010, the aggregate tax-related fees billed to the Company for tax compliance, tax advice, assistance in preparing tax returns and/or tax planning services totaled approximately $75,000, all of which was billed by BKD LLP, an independent, registered public accounting firm. This compares to approximately $113,000 in aggregate tax-related fees billed during fiscal year 2009, of which approximately $46,000 was billed by BKD LLP and approximately $67,000 was billed by Grant Thornton LLP, and $63,000 in aggregate tax-related fees billed during fiscal year 2008, all of which was billed by BKD LLP.

All Other Fees

There were no other fees billed by independent, registered public accounting firms in fiscal years 2010, 2009 or 2008.

Pre-Approval Policy

The Audit Committee has established a policy within its charter to pre-approve all audit and permissible non-audit services performed by the independent auditor. In pre-approving services, the Audit Committee considers whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee approved 100 percent of the audit fees, audit-related fees, and tax-related fees that were incurred by the Company in fiscal year 2010. For those fees, less than 50 percent of the hours expended on the principal accountant’s engagement to audit the Company’s financial statements for fiscal year 2010 were attributed to work performed by persons other than the principal accountant’s full-time, permanent employees.

Report on Fiscal Year 2010 Activities

The Audit Committee retained Grant Thornton LLP as the Company’s independent auditors for the fiscal year 2010 audit.

The Audit Committee has reviewed and discussed with the Company’s management the Company’s audited financial statements for the fiscal year ended December 31, 2010 (the “Fiscal Year 2010 Financial Statements”), including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in such financial statements.

The Audit Committee has discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication With Audit Committees,” as amended, as adopted by the Public Company Accounting Oversight Board, including their judgments as to the quality, not just the acceptability, of the Company’s accounting principles, and such other matters as are required to be discussed under generally accepted auditing standards.

The Audit Committee has received and reviewed the written disclosures and the letter from the independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant communications with the Audit Committee concerning the auditor’s independence from the Company, and has discussed with the independent accountant the individual accountant’s independence.

The Audit Committee has discussed with the independent auditors the overall scope and plans for their audits. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based upon these reviews and discussions, the Audit Committee has recommended to our Board of Directors that the Fiscal Year 2010 Financial Statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, for filing with the SEC.

The Audit Committee, acting alone and as members of the Special Committee, reviewed reporting and documentation related to Company financing.

This Audit Committee report shall not be deemed incorporated by reference in any document previously or subsequently filed with the SEC that incorporates by reference all or any portion of the Proxy Statement, in connection with the Annual Meeting of Shareholders, except to the extent that the Company specifically requests that this Audit Committee report be specifically incorporated by reference.

The foregoing Audit Committee report has been furnished by the following members of our Board of Directors who comprise the Audit Committee:

John K. Pirotte (Chairman)
John D. Higgins
Helga S. Houston
April 28, 2011

HUMAN RESOURCE AND COMPENSATION COMMITTEE REPORT

Committee Composition and Its Work in the Past Year

The HR&C Committee has three members, all of whom are independent directors: Ms. Tenney (Chair), Mr. Harrison, and Ms. Pinson.

Mr. Turney attends the open session portions of HR&C Committee meetings in a non-voting capacity at the discretion of the HR&C Committee. The HR&C Committee excludes non-independent directors and Named Executive Officers during closed sessions of its meetings; such closed sessions occur during most HR&C Committee meetings.

The HR&C Committee met five times in fiscal year 2010 in formal sessions and conducted numerous separate informal communications sessions on various issues.

Role

The role of the HR&C Committee, acting with oversight and approval of our Board of Directors, is to set the overall policy framework and guiding philosophy related to compensation, benefits, employee relations, and perquisites for all of the Company’s employees.

The HR&C Committee strives to align strategy, values and management compensation initiatives with Shareholder interests. The HR&C Committee requires and encourages the fostering of a desirable workplace and high standards of ethical behavior devoid of conflicts of interest and the appearance of impropriety.

The HR&C Committee also acts collaboratively with the CG&N Committee to monitor performance and continuing education initiatives of our Board of Directors. Continuing education is included in selected Board of Directors’ meetings, as well as achieved through special courses and readings.

Succession Planning and Progression

The HR&C Committee reviews and maintains a formal succession planning initiative. Succession plans have been in place since January 2003. Given the limitations on resources in a small company, much of that succession planning through fiscal year 2010 has been based on developing talent to carry-on in a transition mode uninterrupted in the event of a sudden absence of the Chief Executive Officer. This succession planning has been developed in keeping with resource limitations to include specific organizational and responsibility modifications in key executive management to further strengthen the organization, as well as to further advance succession planning.

Compensation Philosophy

The Company’s compensation philosophy is designed to attract and retain high quality individuals as Company employees at all levels of the Company, to reward such individuals for their contributions to both our short- and long-term goals, and to align their interests with those of the Shareholders. We use performance-based, short-term compensation comprised of base salary and cash bonuses, as well as performance-based, long-term compensation in the form of equity awards, to achieve these goals. Our compensation arrangements are designed to be competitive with the compensation packages offered to executives who perform similar duties at other similarly situated companies while respecting the need to conserve expenses as we strive to further enhance profitability.

Utilization of Compensation Consultant by Directors and Management

During the last half of fiscal year 2009, the HR&C Committee retained Sibson Consulting (“Sibson”), a division of The Segal Company, of New York City as its compensation consultant to begin working directly with executive management and the HR&C Committee in fiscal year 2010. Sibson worked with the Company’s Chief Executive Officer, under policy guidance provided by the HR&C Committee, to evaluate, design, and modify both short- and long-term compensation plans for a select group of the Company’s executives; that program will be implemented at a later date. The Company paid Sibson approximately $82,000 in fiscal year 2010 for its compensation consultancies; there were no payments to Sibson in fiscal year 2009. The Company did not retain a compensation consultant in fiscal year 2008.

Utilization of Compensation Data by Directors and Management

The Company employs a direct subscription with the Economic Research Institute to access and utilize market compensation data from a peer group of companies, which provides information about the compensation levels of all of our top- and mid-level employees as compared to comparable positions in peer group companies. Based on the Economic Research Institute’s survey data, the HR&C Committee determined that base salaries and incentive compensation amounts, inclusive of compensation adjustments, as appropriate, were generally comparable with or below current median rates of compensation for our peer group while within the overall framework of the HR&C Committee’s philosophy and objectives.

Elements of Compensation

Base Salary.  The Company uses base salary to attract and retain highly qualified individuals in all organizational levels of the Company. When determining base salary in accord with the HR&C Committee’s philosophy and objectives, management considers information obtained directly and indirectly through appropriate outside resources and surveys, taking into consideration a number of factors, including:

•	Position and level of responsibility;

•	Experience and qualifications;

•	Achievement of overall goals specified for the Company to attain for the fiscal year;

•	Total compensation during the previous fiscal year;

•	Compensation levels according to benchmarking studies, if and when available; and

•	The executive’s effectiveness in dealing with external and internal audiences.

These criteria are evaluated within an overall framework designed to be competitive with the median salaries paid to similarly situated personnel by companies in our peer group. Base salaries of our top and Named Executive Officers, including our Chief Executive Officer, along with all other components of total compensation, are reviewed by the HR&C Committee at least annually.

In fiscal year 2010 and in consultation with the HR&C Committee, the Chief Executive Officer determined that, based on these noted factors, the compensation levels for the Named Executive Officers as reflected in the Summary Compensation Table herein were appropriate.

Incentive Compensation.  The Company’s executive incentive compensation policy (“EICP”) is designed to promote our long-term success in alignment with the interests of the Shareholders. EICP is available to our Named Executive Officers, as well as selectively to other key management personnel in certain instances. All Named Executive Officers and key management in a position to most directly affect Shareholder value are eligible to receive incentive compensation awards. These personnel may receive cash bonuses and/or stock option awards in amounts determined on the basis of performance criteria established by the HR&C Committee. The criteria includes the Company’s overall performance, individual performance, departmental performance such as surpassing sales goals or achieving significant cost reductions or increased productivity, and profit and asset management results within the business unit for which the executive is responsible. Business plans prepared by Company management and approved by our Board of Directors establish most of the criteria for incentive compensation awards. The determination of when to fund incentive compensation is both discretionary and formula based, and no predetermined weighting is given to any particular component. The HR&C Committee may choose to include or exclude from consideration matters it deems to be of “windfall” or “non-recurring” nature, as well as to make other adjustments, based on evaluation of the matter in context of meeting the objectives of our compensation policy.

Cash Bonuses.  After carefully reviewing the long-term objectives of the Company’s compensation policy, the HR&C Committee elected against awarding cash bonuses to Named Executive Officers and top personnel for fiscal year 2010.

Equity Grants.  The Company has in the past primarily used stock option awards to enhance the retention of employees and to align their interests with those of Shareholders, as well as to recognize the service of directors. However, on advice of the Company’s independent compensation consultant, the Company has moved to a combination of option and full value share grants to increase executive beneficial ownership, enhance retention, balance risk, and increase the life of the share authorization pool. Such grants are based on specific Company and individual performance criteria designed to deliver targeted equity value. Grants will normally take place on an approximate semi-annual basis. The HR&C Committee will determine the grant for the Chief Executive Officer based on performance. Grants to other Named Executive Officers and key personnel will be recommended by the Chief Executive Officer and approved by the HR&C Committee based on performance assessment. The HR&C Committee retains the discretion to modify grant levels (upwards or downwards) to reflect performance and manage the authorized share pool.

During fiscal year 2010, the HR&C Committee determined it was appropriate to award options and full value share grants to the Chief Executive Officer; the award was ratified by our Board of Directors. Further, upon the Chief Executive Officer’s recommendation, the HR&C Committee determined it also was appropriate to award options and full value share grants to other Named Executive Officers and key personnel; those awards also were ratified by our Board of Directors.

Following the Chairman of our Board of Directors’ recommendation and upon ratification by our Board of Directors, the HR&C Committee also made the following awards under the Company’s 2003 Stock Option Plan to independent directors.

Awards of Stock Options to Independent Directors in Fiscal Year 2010

			Shares of
			Restricted Common
		Options Awarded in	Stock Awarded in
Director	Current Role	Fiscal Year 2010(1)	Fiscal Year 2010(1)

John D. Higgins	Lead Independent Director	5,000	5,000
Huelon Andrew Harrison	Independent Director	5,000	5,000
Helga S. Houston	Independent Director	5,000	5,000
C. James Meese Jr.(2)	Independent Director	5,000	5,000
Stephanie L. Pinson	Independent Director	5,000	5,000
John K. Pirotte	Independent Director	25,000 (3)	5,000
		5,000
Juliann Tenney	Independent Director	5,000	5,000

Notes:

(1)	Four-year vesting schedule applies

(2)	Mr. Meese resigned from the Board of Directors on September 12, 2010.

(3)	Three-year vesting schedule applies

Following the Chairman of our Board of Directors’ recommendation and upon ratification by our Board of Directors, the HR&C Committee also made the following awards under the Company’s 2003 Stock Option Plan to the Named Executive Officers in fiscal year 2010.

Awards of Stock Options to Named Executive Officers in Fiscal Year 2010

			Shares of
			Restricted Common
		Options Awarded in	Stock Awarded in
Name	Title	Fiscal Year 2010(1)	Fiscal Year 2010(1)

David L. Turney	Chairman of the Board of Directors and Chief Executive Officer (Formerly Chairman of the Board of Directors, President and Chief Executive Officer)	15,000	15,000

Oliver Wels	President, Chief Operating Officer, Global Operations (Formerly Vice President, Chief Operating Officer, International Operations)	7,500	7,500

Kathleen B. Oher	Vice President, Chief Financial Officer, Secretary and Treasurer	7,500	7,500

Lawrence A. Hagemann	Vice President, Chief Technology Officer and Chief Operating Officer, North Carolina Operations (Formerly Vice President, Chief Technology Officer)	5,000	5,000

William F. Fay Jr.	Vice President, General Manager, Digital Recorders, Inc. and TwinVision na, Inc. Subsidiaries	7,500	7,500

Stephen P. Slay	Vice President, Chief Accounting Officer (Formerly Vice President, Chief Financial Officer, Secretary and Treasurer)	—	—

Rob R. Taylor(2)	Formerly Vice President, Chief Operating Officer, North Carolina Operations	5,000	5,000

Notes:

(1)	Four-year vesting schedule applies

(2)	Mr. Taylor resigned his position as Vice President, Chief Operating Officer of the Company’s North Carolina Operations to pursue other non-competitive career opportunities on and effective November 3, 2010. Mr. Taylor held those and other operational leadership positions during his five-year tenure with the Company.

Perquisites

Car Allowance.  In fiscal year 2010, the Company provided a mid-range-priced automobile, leased or owned under the Company’s name, for Company and personal use to each of the following Named Executive Officers: Mr. Turney, Mr. Wels, Mr. Hagemann, Mr. Fay, and Mr. Taylor until his departure from the Company on November 3, 2010.

Other Benefits.  The Company provides to our Named Executive Officers benefits such as health insurance, life insurance coverage up to one times base salary, short- and long-term disability coverage, group travel insurance coverage with a $1 million accidental death benefit, and participation in our 401(k) savings plan on substantially the same basis as provided for all employees.

Chief Executive Officer Performance Evaluation and Compensation

The HR&C Committee, in consultation with all members of the Board of Directors, directly evaluates the performance of the Chief Executive Officer and sets his compensation. In addition, the HR&C Committee reviews and consults with the Chief Executive Officer on various matters, including monitoring conformance to performance- and market-based compensation considerations, the compensation of the Chief Financial Officer, as well as (in policy context) the compensation plans for all Named Executive Officers.

The HR&C Committee, acting in a manner consistent with the compensation policy described herein, determines and authorizes all compensation paid to the Chief Executive Officer. The HR&C Committee has the power and discretion, subject to approval of our Board of Directors, to increase or decrease the Chief Executive Officer’s annual compensation, as well as to consider performance-based merit cash and equity awards. In fiscal year 2010, the Chief Executive Officer was paid $366,000 in total cash compensation. Upon Mr. Turney’s request, cash compensation was not increased over the prior year. He was not awarded any incentive compensation in fiscal year 2010, but did receive awards of 15,000 stock options and 15,000 shares of restricted Common Stock.

The Company provides the Chief Executive Officer with a mid-range-priced automobile for both personal and Company use. Consistent with Company policy for all employees who travel on Company business, the Company reimburses or directly pays the Chief Executive Officer’s reasonable expenses that are incurred on Company business. The Chief Executive Officer participates in a voluntary stock compensation plan approved by Shareholders in fiscal year 2006 for directors and certain senior executive personnel, whereby $12,000 of his otherwise cash compensation is paid in the form of shares of the Common Stock; 7,594 shares were issued to him under this plan in fiscal year 2010. There are no additional compensation programs for the Chief Executive Officer other than those described herein.

The HR&C Committee annually conducts an evaluation of the Chief Executive Officer’s performance. Written documentation related to various performance areas, critique of performance and recommendations for improved performance are all part of this review process. All independent directors contribute to this formal review process. This review is the basis for considering any merit increase in compensation for the Chief Executive Officer and is both qualitative and quantitative. The review includes evaluation of operating results. In evaluating the Chief Executive Officer’s performance, the HR&C Committee takes into account the Company’s long-term indicated trends and strategic positioning. The evaluation additionally considers relations with Shareholders, strategic planning, reporting, operational planning, relations with our Board of Directors and, in general, any area the HR&C Committee may deem to be appropriate from time to time. The evaluation criteria may change from year-to-year to allow the HR&C Committee and our Board of Directors to place emphasis on areas deemed to be in the best interest of the Company and its Shareholders.

Other Named Executive Officers’ Performance Evaluation and Compensation

Subject to compliance with the Company’s compensation policy, as set forth by the HR&C Committee, the HR&C Committee delegates to the Chief Executive Officer its authority to evaluate performance and determine compensation for the Company’s Chief Financial Officer, as well as other officers and managers. In determining the compensation level for each of those individuals, the Chief Executive Officer works in consultation with the HR&C Committee to ensure the Company’s overall compensation policy objectives are met.

Severance and Change-in-Control Benefits

The Company has employment agreements with its named executive officers that govern severance for those executives. For a more detailed description of each executive’s employment agreement with the Company, please see previously filed Current Reports on Form 8-K. Each such employment agreement contains provisions that are effective upon a change in control. The HR&C Committee believes these agreements are necessary to be able to attract and retain the executive officer talent necessary to enable the Company to reach its goals and fulfill its mission.

Under the terms of their respective employment agreements, in the event of termination of employment by the Company without cause, each of the Company’s Named Executive Officers serving as of December 31, 2010, with the exception of Mr. Turney, would be entitled to receive compensation for earned vacation time not taken and salary for various periods ranging from six months to nine months. If Mr. Turney is terminated by the Company without cause, he would be entitled to compensation for earned vacation not taken and severance payments in an aggregate amount equal to the greater of twelve (12) months base salary or the base salary for the remainder of the term of his employment agreement.

In the event of termination by the executive upon 90-day notice and without cause, each named executive officer serving as of December 31, 2010 will receive compensation for earned vacation time not taken and salary for the 90-day notice period.

In the event of termination without cause in connection with a “change in control” (as defined in the employment agreements), Mr. Turney would be entitled to receive a cash payment equal to 2.9 times his latest annual compensation. Further, the following individuals would each be entitled to receive a cash payment equal to 2.0 times their respective latest annual compensation: Mr. Wels, Ms. Oher, and Mr. Hagemann. In addition, Mr. Fay would be entitled to receive a cash payment equal to 1.0 times his respective latest annual compensation. However, Mr. Slay’s executive employment agreement does not include change-in-control benefits.

Interlocks and Insider Participation

There are no HR&C Committee interlocks and no insider participation in compensation decisions that are required to be reported under the rules and regulations of the Exchange Act.

The foregoing HR&C Committee report has been furnished by the following members of our Board of Directors who comprise the HR&C Committee:

Juliann Tenney (Chairman)
Huelon Andrew Harrison
Stephanie L. Pinson
April 28, 2010

EXECUTIVE COMPENSATION DISCLOSURE

Summary Compensation Table

The following table summarizes the compensation that was earned by the Company’s Named Executive Officers. The Company’s Named Executive Officers include the Chief Executive Officer and Chief Financial Officer as of December 31, 2010, as well as the three other most highly compensated executive officers serving as such as of December 31, 2010. Also included are those individuals who would have been Named Executive Officers but for the fact they were not serving in that capacity at the end of fiscal year 2010.

							Non-Equity
					Stock	Option	Incentive Plan	All Other
					Awards	Awards	Compensation	Compensation	Total
Name and Principal Position(10)	Year	Salary ($)		Bonus ($)	($)(1)	($)(2)	($)	($)	($)

David L. Turney,	2010	385,000	(3)	—	21,150	15,205	—	—	421,355
Chairman of the Board of Directors and Chief Executive	2009	385,000	(3)	—	—	23,100	—	—	408,100
Officer	2008	350,473	(3)	—	—	238,823	—	—	589,296

Kathleen B. Oher	2010	127,885	(4)	—	10,575	44,196	—	—	182,656
Vice President, Chief Financial	2009	—		—	—	—	—	—	—
Officer, Secretary and	2008	—		—	—	—	—	—	—
Treasurer

Stephen P. Slay,	2010	228,125	(5)	—	—	—	—	—	228,125
Vice President, Chief	2009	246,875	(5)	—	—	15,400	—	—	262,275
Accounting Officer (Formerly	2008	228,750	(5)	—	—	48,137	—	—	276,887
Vice President, Chief Financial Officer, Secretary and Treasurer)

Oliver Wels,	2010	309,706	(6)	—	10,575	7,603	—	—	327,884
President, Chief Operating	2009	264,691	(6)	15,600	—	62,796	—	—	343,087
Officer, Global Operations	2008	231,736		—	—	57,318	—	—	289,054
(Formerly Vice President, Chief Operating Officer, International Operations)

Rob R. Taylor,	2010	243,571		—	7,050	5,068	—	239,310 (7)	494,999
Formerly Vice President and	2009	271,875		—	—	19,250	—	—	291,125
Chief Operating Officer, North Carolina Operations	2008	246,250		9,313	—	32,215	—	—	287,778

William F. Fay Jr.	2010	245,577		—	10,575	7,603	—	—	263,755
Vice President, General	2009	219,729		10,989	—	15,400	—	—	246,118
Manager, TwinVision na, Inc. and Digital Recorders, Inc.	2008	188,167		10,538	—	40,143	—	—	238,848

Lawrence A. Hagemann,	2010	235,000	(9)	—	7,050	5,068	—	—	247,118
Vice President, Chief	2009	230,865	(9)	—	—	11,550	—	—	242,415
Technology Officer and Chief Operating Officer, North Carolina Operations (Formerly Vice President, Chief Technology Officer)	2008	218,750	(9)	—	—	24,254	—	—	243,004

Notes:

(1)	This amount reflects the grant date fair value of restricted stock awarded during the year ended December 31, 2010. No restricted stock had been issued prior to the year ended December 31, 2010. Information concerning these amounts may be found in Item 8, “Financial Statements and Supplementary Data” and Note 14 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K filed with the SEC on April 15, 2011.

(2)	This amount reflects the grant date fair value of stock options awarded during fiscal years 2010, 2009 and 2008. Information concerning these amounts may be found in Item 8, “Financial Statements and Supplementary Data” and Note 14 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K filed with the SEC on April 15, 2011.

(3)	In fiscal years 2010, 2009 and 2008, Mr. Turney elected to participate in the Company’s stock compensation plan approved by Shareholders in fiscal year 2006. Pursuant to terms of the stock compensation plan, Mr. Turney elected to have $12,000 of his salary in each of the three years paid in Common Stock in lieu of cash compensation. In addition, Mr. Turney elected to defer $19,250 of his salary in fiscal year 2010 to be paid in cash subsequent to fiscal year 2010.

(4)	Ms. Oher began her employment with the Company on June 28, 2010. Ms. Oher elected to defer $12,500 of her salary in fiscal year 2010 to be paid in cash subsequent to fiscal year 2010.

(5)	Mr. Slay resigned from his position as Vice President, Chief Financial Officer, Secretary and Treasurer on June 15, 2010. From that date, he continued his employment with the Company in a transitional role until he was appointed Vice President, Chief Accounting Officer on September 3, 2010. In fiscal years 2010, 2009 and 2008, Mr. Slay elected to participate in the Company’s stock compensation plan approved by Shareholders in fiscal year 2006. Pursuant to terms of the stock compensation plan, Mr. Slay elected to have $4,800, $2,400 and $1,200 of his salary in fiscal years 2010, 2009, and 2008, respectively, paid in Common Stock in lieu of cash compensation. In addition, Mr. Slay elected to defer $4,375 of his salary in fiscal year 2010 to be paid in cash subsequent to fiscal year 2010.

(6)	In fiscal years 2010 and 2009, Mr. Wels elected to participate in the Company’s stock compensation plan approved by Shareholders in fiscal year 2006. Pursuant to terms of the stock compensation plan, Mr. Wels elected to have $6,000 and $3,000 of his salary in fiscal years 2010 and 2009, respectively, paid in Common Stock in lieu of cash compensation. Mr. Wels resides in Germany and is compensated in local currency (Euro). For disclosure in this table, the compensation amounts for Mr. Wels were converted from the local currency to U.S. dollars using the average currency exchange rate for each fiscal year presented.

(7)	Mr. Taylor resigned from all positions effective November 3, 2010. Pursuant to terms of his employment agreement, Mr. Taylor is scheduled to receive total severance compensation in the amount of $215,524, of which $14,889 was paid in fiscal year 2010 and the remaining $200,635 is scheduled to be paid at regularly scheduled payroll periods through September 15, 2011. Additionally, Mr. Taylor received payment of $23,786 in fiscal year 2010 for paid-time-off earned but not taken as of the date of his resignation.

(8)	In fiscal years 2010, 2009 and 2008, Mr. Fay elected to participate in the Company’s stock compensation plan approved by Shareholders in fiscal year 2006. Pursuant to terms of the stock compensation plan, Mr. Fay elected to have $3,600 of his salary in each of the three years paid in Common Stock in lieu of cash compensation. In addition, Mr. Fay elected to defer $6,163 of his salary in fiscal year 2010 to be paid in cash subsequent to 2010.

(9)	In 2010, 2009 and 2008, Mr. Hagemann elected to participate in the Company’s stock compensation plan approved by Shareholders in fiscal year 2006. Pursuant to terms of the stock compensation plan, Mr. Hagemann elected to have $12,000 of his salary in each of the three years paid in Common Stock in lieu of cash compensation. In addition, Mr. Hagemann elected to defer $11,750 of his salary in fiscal year 2010 to be paid in cash subsequent to 2010.

(10)	A narrative description of the material terms of each named executive officer’s employment agreement is included in this Proxy Statement in the section titled “Employment Contracts, Termination of Employment and Change-in-Control Arrangements Disclosure.”

Outstanding Equity Awards at Fiscal Year-End Table

The following table summarizes the outstanding equity awards as of December 31, 2010 for each of the Company’s Named Executive Officers. Options with three-year vesting schedules are exercisable in three equal installments commencing on the first, second, and third anniversaries of the grant date, assuming that the option holder remains an employee of the Company on each of such dates. Options with four-year vesting schedules are exercisable in four equal installments commencing on the first, second, third and fourth anniversaries of the grant date, assuming that the option holder remains an employee.

	Option Awards							Stock Awards
											Equity
											Incentive
					Equity					Equity Incentive	Plan Awards:
					Incentive					Plan Awards:	Market or
					Plan Awards:				Market	Number of	Payout Value
	Number of		Number of		Number of			Number of	Value of	Unearned	of Unearned
	Securities		Securities		Securities			Shares or	Shares or	Shares, Units	Shares, Units
	Underlying		Underlying		Underlying			Units of	Units of	or Other	or Other
	Unexercised		Unexercised		Unexercised	Option		Stock That	Stock That	Rights That	Rights That
	Options		Options		Unearned	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	(#)		(#)		Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable		Unexercisable		(#)	($)	Date	(#)	($)	(#)	($)

David L. Turney	20,000	(1)(5)	—		—	2.90	8/13/2014	—	—	—	—
	—		—		—	—	9/1/2014	15,000 (6)	17,100	—	—
	9,000	(1)(5)	—		—	2.80	8/23/2015	—	—	—	—
	37,500	(1)(3)	37,500	(1)(3)	—	2.43	7/10/2018	—	—	—	—
	37,500	(1)(3)	37,500	(1)(3)	—	3.43	7/10/2018	—	—	—	—
	10,000	(1)(2)	20,000	(1)(2)	—	1.50	5/19/2019	—	—	—	—
	—		15,000	(1)(3)	—	1.41	8/27/2020	—	—	—	—
Kathleen B. Oher	—		—		—	—	9/1/2014	7,500 (6)	8,550	—	—
	—		30,000	(1)(2)	—	1.70	6/30/2020	—	—	—	—
	—		7,500	(1)(3)	—	1.41	8/27/2020	—	—	—	—
Stephen P. Slay	10,000	(1)(2)	—		—	1.21	4/17/2016	—	—	—	—
	30,000	(1)(2)	—		—	1.71	3/19/2017	—	—	—	—
	250	(1)(4)	—		—	2.15	1/9/2018	—	—	—	—
	7,500	(1)(3)	7,500	(1)(3)	—	2.43	7/10/2018	—	—	—	—
	7,500	(1)(3)	7,500	(1)(3)	—	3.43	7/10/2018	—	—	—	—
	6,667	(1)(2)	13,333	(1)(2)	—	1.50	5/19/2019	—	—	—	—
Oliver Wels	—		—		—	—	9/1/2014	7,500 (6)	8,550	—	—
	10,000	(1)(5)	—		—	2.80	8/23/2015	—	—	—	—
	4,000	(1)(2)	—		—	1.38	10/6/2016	—	—	—	—
	20,000	(1)(2)	—		—	2.93	11/20/2017	—	—	—	—
	9,000	(1)(3)	9,000	(1)(3)	—	2.43	7/10/2018	—	—	—	—
	9,000	(1)(3)	9,000	(1)(3)	—	3.43	7/10/2018	—	—	—	—
	8,333	(1)(2)	16,667	(1)(2)	—	1.50	5/19/2019	—	—	—	—
	13,333	(1)(2)	26,667	(1)(2)	—	1.49	12/11/2019	—	—	—	—
	—		7,500	(1)(3)	—	1.41	8/27/2020	—	—	—	—
Rob R. Taylor	—		—		—	—	3/28/2011	5,000 (6)	5,700	—	—
	10,000	(1)(2)	—		—	2.81	3/28/2011	—	—	—	—
	10,000	(1)(2)	—		—	2.80	3/28/2011	—	—	—	—
	5,000	(1)(2)	—		—	1.38	3/28/2011	—	—	—	—
	25,000	(1)(2)	—		—	1.38	3/28/2011	—	—	—	—
	250	(1)(4)	—		—	2.15	3/28/2011	—	—	—	—
	2,500	(1)(3)	7,500	(1)(3)	—	2.43	3/28/2011	—	—	—	—
	2,500	(1)(3)	7,500	(1)(3)	—	3.43	3/28/2011	—	—	—	—
	8,333	(1)(2)	16,667	(1)(2)	—	1.50	3/28/2011	—	—	—	—
	—		5,000	(1)(3)	—	1.41	3/28/2011	—	—	—	—
William F. Fay Jr.			—		—	—	9/1/2014	7,500 (6)	8,550	—	—
	20,000	(1)(5)	—		—	2.41	8/1/2015	—	—	—	—
	6,000	(1)(2)	—		—	1.38	10/6/2016	—	—	—	—
	250	(1)(4)	—		—	1.97	1/23/2018	—	—	—	—
	6,250	(1)(3)	6,250	(1)(3)	—	2.43	7/10/2018	—	—	—	—
	6,250	(1)(3)	6,250	(1)(3)	—	3.43	7/10/2018	—	—	—	—
	6,667	(1)(2)	13,333	(1)(2)	—	1.50	5/19/2019	—	—	—	—
	—		7,500	(1)(3)	—	1.41	8/27/2020	—	—	—	—

	Option Awards							Stock Awards
											Equity
											Incentive
					Equity					Equity Incentive	Plan Awards:
					Incentive					Plan Awards:	Market or
					Plan Awards:				Market	Number of	Payout Value
	Number of		Number of		Number of			Number of	Value of	Unearned	of Unearned
	Securities		Securities		Securities			Shares or	Shares or	Shares, Units	Shares, Units
	Underlying		Underlying		Underlying			Units of	Units of	or Other	or Other
	Unexercised		Unexercised		Unexercised	Option		Stock That	Stock That	Rights That	Rights That
	Options		Options		Unearned	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	(#)		(#)		Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable		Unexercisable		(#)	($)	Date	(#)	($)	(#)	($)

Lawrence A. Hagemann	25,000	(1)(2)	—		—	2.50	6/25/2011	—	—	—	—
	15,000	(1)(5)	—		—	2.90	8/13/2014	—	—	—	—
	—		—		—	—	9/1/2014	5,000 (6)	5,700	—	—
	20,000	(1)(5)	—		—	2.80	8/23/2015	—	—	—	—
	250	(1)(4)	—		—	2.15	1/9/2018	—	—	—	—
	3,750	(1)(3)	3,750	(1)(3)	—	2.43	7/10/2018	—	—	—	—
	3,750	(1)(3)	3,750	(1)(3)	—	3.43	7/10/2018	—	—	—	—
	5,000	(1)(2)	10,000	(1)(2)	—	1.50	5/19/2019	—	—	—	—
	—		5,000	(1)(3)	—	1.41	8/27/2020	—	—	—	—

Notes:

(1)	Each option has a 10-year life and an exercise price per share equal to or greater than the closing price of our Common Stock on the grant date.

(2)	Each option vests over a three-year period.

(3)	Each option vests over a four-year period.

(4)	Each option became fully vested on the grant date.

(5)	In November 2005, the Board of Directors of the Company approved accelerating the vesting of these stock options.

(6)	Each restricted stock award vests over a four-year period.

Director Compensation Table

The following table summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2010. Directors who are employees of the Company receive no additional compensation for serving on our Board of Directors or its committees. The table does not include reimbursement of travel expenses related to attending meetings of our Board of Directors or any of its committees.

	Fees Earned or	Fees Earned or			All Other
	Paid in Cash	Paid in Stock	Stock Awards	Option Awards	Compensation	Total
Name	($)	($)(1)	($)(2)	($)(3)	($)(4)	($)

Huelon Andrew Harrison	31,500	12,000	7,050	4,112	—	54,662
John D. Higgins	60,500	12,000	7,050	4,112	—	83,662
Helga Houston	48,000	12,000	7,050	4,112	—	71,162
C. James Meese Jr.	42,250	4,000	7,050	4,112	36,000	93,412
Stephanie L. Pinson	33,000	12,000	7,050	4,112	—	56,162
John K. Pirotte	65,000	12,000	7,050	33,207	—	117,257
Juliann Tenney	37,500	12,000	7,050	4,112	—	60,662

Notes:

(1)	Amounts in this column represent the portion of the $2,500 monthly retainer paid in stock at the election of each director under the Company’s stock compensation plan approved by Shareholders in fiscal year 2006.

(2)	Amounts in this column represent the grant date fair value of restricted stock awarded during the year ended December 31, 2010. Each director had 5,000 shares of restricted stock outstanding at December 31, 2010. No restricted stock had been issued prior to the year ended December 31, 2010.

(3)	Amounts in this column represent the grant date fair value of stock options awarded during the year ended December 31, 2010. The aggregate number of stock option awards outstanding at December 31, 2010 for each director is as follows: Mr. Higgins, 70,000; Mr. Harrison, 37,000; Ms. Houston, 12,000; Mr. Meese, 55,000; Ms. Pinson, 57,000; Mr. Pirotte, 85,000; and Ms. Tenney, 55,000.

(4)	In 2010, Mr. Meese received an honorarium of $36,000 for his dutiful service as a member of the Board of Directors.

In fiscal year 2010, the Company’s independent directors received a monthly retainer of $2,500. The Lead Independent Director received an additional monthly premium of $750. Individual directors may elect to have up to $1,000 of the monthly retainer paid in the form of Common Stock, with the election to opt in or out of the payment in Common Stock made annually (as of each Annual Meeting of Shareholders). The number of shares of Common Stock payable is determined by dividing the cash value of Common Stock compensation by the higher of (1) the actual closing price of the Common Stock on the last trading day of each month or (2) the book value on the last day of the month. Fractional shares are rounded up to the next full share amount. Shares of Common Stock are issued quarterly.

Each independent director received a cash fee of $1,000 for each Board of Directors or committee meeting and each committee chair received an additional cash premium of $500 per committee meeting, with the exception of: (1) the Audit Committee chair, who received an additional cash premium of $1,500 per Audit Committee meeting, and (2) each member of the Audit Committee, who each received an additional cash premium of $1,000 per Audit Committee meeting.

Directors must attend at least 75 percent of all meetings, including meeting of all committees of which they are members in order to be eligible for this compensation.

BENEFICIAL OWNERSHIP DISCLOSURE

The following table, as of April 15, 2011, sets forth certain information regarding beneficial ownership of Common Stock by (1) each person known by the Company to beneficially own more than five percent of the outstanding shares of Common Stock; (2) each director and nominee for director; (3) each Named Executive Officer set forth in the “Summary Compensation Table” located herein; and (4) all directors and Named Executive Officers as a group.

Although Mr. Higgins appears in the following table within the “Certain Persons Holding 5% or More” section, he is a non-executive director and included within the “Non-Executive Directors and Named Executive Officers as a Group” line. Mr. Higgins, Ms. Houston, Mr. Pirotte, and Mr. Turney each own share(s) of Preferred Stock. The address for all non-executive directors and Named Executive Officers listed within the table is: DRI Corporation; Corporate Administration; 13760 Noel Road, Suite 830; Dallas, Texas 75240.

Where available, the information with respect to certain persons holding five percent or more of our Common Stock derived from statements filed with the SEC under Section 13(d) of the Exchange Act. Otherwise, the information is derived from internal records maintained by the Company. Unless otherwise noted, sole voting and sole investment or dispositive power is possessed with respect to the shares shown.

SECURITY OWNERSHIP OF
BENEFICIAL OWNERS
As of April 15, 2011

	Common Stock
	Beneficially	% of
Certain Persons Holding 5% or More	Owned(1)	Class(2)

Dolphin Offshore Partners, L.P.(3)	1,232,603	9.4%
Wilen Management Company, Inc.(4)	981,704	8.3%
MidSouth Investor Fund LP(5)	925,545	7.8%
John D. Higgins(6)	646,372	5.3%
Non-Executive Directors
Huelon Andrew Harrison(7)	41,668	*
Helga Houston(8)	28,420	*
C. James Meese Jr.(9)	50,492	*
Stephanie L. Pinson(10)	89,885	*
John K. Pirotte(11)	160,484	1.3%
Juliann Tenney(12)	103,867	*
Named Executive Officers
David L. Turney(13)	303,873	2.5%
Kathleen B. Oher(14)	5,000	*
Stephen P. Slay(15)	74,377	*
Oliver Wels(16)	91,790	*
Rob R. Taylor(17)	2,000	*
William F. Fay Jr.(18)	60,602	*
Lawrence A. Hagemann(19)	144,467	1.2%

Executive Officers and Non-Executive Directors as a Group (14 persons)	1,803,297	14.1%

*	Less than 1 percent

Notes:

(1)	Beneficial ownership includes both outstanding Common Stock and shares issuable upon the conversion of convertible securities or the exercise of options that are currently convertible or exercisable or will become convertible or exercisable within 60 days of April 15, 2011. All percentages are calculated based on the number of outstanding shares at April 15, 2011, plus shares that a person or group has the right to acquire within 60 days thereafter. The address for all named executive officers and non-executive directors listed in the chart is: DRI Corporation; 13760 Noel Road, Suite 830; Dallas, Texas 75240.

(2)	Based on 11,882,091 shares of Common Stock outstanding as of April 15, 2011, plus, in the case of each person listed in this table, shares of Common Stock that such individual has the right to acquire as noted in Note 1.

(3)	Consists of 19,933 shares of outstanding Common Stock owned outright and 536 shares of Series G Preferred Stock that are presently convertible into 1,212,670 shares of Common Stock. Peter Salas is the sole shareholder and President of Dolphin Management, Inc., the general partner of Dolphin Offshore Partners, L.P. The address of Dolphin Offshore Partners, L.P. is: c/o Dolphin Asset Management Corporation; 129 East 17th Street; New York, N.Y. 10003.

(4)	As reported in a Schedule 13G filed with the SEC on January 28, 2011 by Wilen Management Company, Inc., the amount shown consists of 981,704 shares of outstanding Common Stock owned outright. The address of Wilen Management Company, Inc., an investment advisor, is: 2360 W. Joppa Road, Lutherville, Md. 21093.

(5)	As reported in a Schedule 13G filed with the SEC on July 15, 2010 by MidSouth Investor Fund LP, the amount shown consists of 925,545 shares of outstanding Common Stock owned outright. Lyman O. Heidtke has the voting and investment powers over shares held by MidSouth Investor Fund LP. The business address for MidSouth Investor Fund LP is: 201 4th Avenue North, Nashville, Tenn. 37219.

(6)	Mr. Higgins’ ownership consists of 378,441 shares of Common Stock owned outright, 56,668 shares of Common Stock issuable upon the exercise of options presently exercisable or exercisable within 60 days of April 15, 2011, 76 shares of Series H Convertible Preferred Stock that are presently convertible into 182,692 shares of Common Stock, and 10 shares of Series K Convertible Preferred Stock that are presently convertible into 28,571 shares of Common Stock.

(7)	Mr. Harrison’s ownership consists of 18,000 shares of Common Stock owned outright and 23,668 shares of Common Stock issuable upon the exercise of options presently exercisable or exercisable within 60 days of April 15, 2011.

(8)	Ms. Houston’s ownership consists of 9,991 shares of Common Stock owned outright, 7,000 shares of Common Stock issuable upon the exercise of options presently exercisable or exercisable within 60 days of April 15, 2011, and four shares of Series K Convertible Preferred Stock that are presently convertible into 11,429 shares of Common Stock.

(9)	Mr. Meese’s ownership consists of 13,824 shares of Common Stock owned outright, and 36,668 shares of Common Stock issuable upon the exercise of options presently exercisable or exercisable within 60 days of April 15, 2011.

(10)	Ms. Pinson’s ownership consists of 51,217 shares of Common Stock owned outright as joint tenants with right of survivorship with Ms. Pinson’s husband and 38,668 shares of Common Stock issuable upon the exercise of options presently exercisable or exercisable within 60 days of April 15, 2011.

(11)	Mr. Pirotte’s ownership consists of 81,912 shares of Common Stock owned outright, 50,001 shares of Common Stock issuable upon the exercise of options presently exercisable or exercisable within 60 days of April 15, 2011, and 10 shares of Series K Convertible Preferred Stock that are presently convertible into 28,571 shares of Common Stock.

(12)	Ms. Tenney’s ownership consists of 67,199 shares of Common Stock owned outright and 36,668 shares of Common Stock issuable upon the exercise of options presently exercisable or exercisable within 60 days of April 15, 2011.

(13)	Mr. Turney’s ownership consists of 177,016 shares of Common Stock owned outright, 124,000 shares of Common Stock issuable upon the exercise of options presently exercisable or exercisable within 60 days of April 15, 2011, and one share of Series K Convertible Preferred Stock that is presently convertible into 2,857 shares of Common Stock.

(14)	Ms. Oher’s ownership consists of 5,000 shares of Common Stock owned outright.

(15)	Mr. Slay’s ownership consists of 5,793 shares of Common Stock owned outright and 68,584 shares of Common Stock issuable upon the exercise of options presently exercisable or exercisable within 60 days of April 15, 2011.

(16)	Mr. Wels’ ownership consists of 9,791 shares of Common Stock owned outright and 81,999 shares of Common Stock issuable upon the exercise of options presently exercisable or exercisable within 60 days of April 15, 2011.

(17)	Mr. Taylor’s ownership consists of 2,000 shares of Common Stock owned outright.

(18)	Mr. Fay’s ownership consists of 8,518 shares of Common Stock owned outright and 52,084 shares of Common Stock issuable upon the exercise of options presently exercisable or exercisable within 60 days of April 15, 2011.

(19)	Mr. Hagemann’s ownership consists of 66,717 shares of Common Stock owned outright and 77,750 shares of Common Stock issuable upon the exercise of options presently exercisable or exercisable within 60 days of April 15, 2011.

SECTION 16(a) REPORTING COMPLIANCE DISCLOSURE

Section 16(a) of the Exchange Act (“Section 16(a)”) requires the Company’s directors, Named Executive Officers, and any persons holding more than 10 percent of the outstanding Common Stock to file reports of their initial ownership of Common Stock and any subsequent changes in that ownership with the SEC and the Company. Specific due dates for these reports have been established pursuant to federal rules and regulations, and the Company is required to disclose in this Proxy Statement any failure to file, or late filing, of such reports with respect to fiscal year 2010.

To the Company’s knowledge, based solely on a review of the copies of reports furnished to the Company and written representations with respect to filing of such reports, the Company believes that all Section 16(a) forms were timely filed by the Company’s executive officers, directors and greater than 10 percent beneficial owners for the fiscal year ended December 31, 2010, with the exception of the following independent directors, officers and key manager.

The following independent directors had delinquent filings.

•	Mr. Higgins failed to timely file five reports on Form 4, each covering one transaction.

•	Mr. Harrison failed to timely file two reports on Form 4, each covering one transaction.

•	Mr. Pirotte failed to timely file two reports on Form 4, each covering one transaction.

•	Mr. Meese failed to timely file two reports on Form 4, each covering one transaction.

•	Ms. Houston failed to timely file two reports on Form 4, each covering one transaction.

•	Ms. Tenney failed to timely file two reports on Form 4, each covering one transaction.

•	Ms. Pinson failed to timely file two reports on Form 4, each covering one transaction.

The following Named Executive Officers had delinquent filings.

•	Mr. Turney failed to timely file two reports on Form 4, each covering one transaction.

•	Mr. Wels failed to timely file two reports on Form 4, each covering one transaction.

•	Ms. Oher failed to timely file two reports on Form 4, each covering one transaction.

•	Mr. Hagemann failed to timely file two reports on Form 4, each covering one transaction.

•	Mr. Slay failed to timely file one report on Form 4 covering one transaction.

•	Mr. Fay failed to timely file two reports on Form 4, each covering one transaction.

•	Mr. Taylor failed to timely file one report on Form 4 covering one transaction.

The following other Company officers had delinquent filings.

•	Veronica B. Marks, Vice President, Corporate Communications and Administration & Assistant Secretary, failed to timely file two reports on Form 4, each covering one transaction.

•	Michael Ellis Williams, Vice President, Engineering, North Carolina Operations, failed to timely file one report on Form 4 covering one transaction.

The following key manager, who is neither a director nor an officer, had delinquent filings.

•	Kevin M. Prowell, Corporate Controller, failed to timely file two reports on Form 4, each covering one transaction.

MANAGEMENT DISCLOSURE

Named Executive Officers for Fiscal Year 2010

Officer	Business Experience

Mr. Turney, age 67, has been a director of the Company since May 1996. He has served as the Company’s Chairman of our Board of Directors, President and Chief Executive Officer since May 1998. In March 2010, he transferred his role of President to Mr. Wels and retained his duties as Chairman of our Board of Directors and Chief Executive Officer. Prior to being employed by the Company, Mr. Turney was Co-Founder, Chairman and Chief Executive Officer of Robinson Turney International, Inc., which was merged into the Company in April 1998. A consulting firm, Robinson Turney International, Inc. was engaged in business development, marketing services, advisory services, and merger, acquisition and financing assignments for selected clients. Until the merger, the Company was a Robinson Turney International, Inc. client; all Robinson Turney International, Inc. clients were in the transit and transportation equipment industries. From March 1994 to December 1995, Mr. Turney was engaged in strategic planning and development consulting services for his former employer, Mark IV Industries, Inc., a NYSE®-listed company prior to its acquisition by a private investor. Mr. Turney founded the Mark IV Transportation Products Group, a group of nine companies, subsidiaries and operating units serving transit and transportation markets worldwide, and served as its Group Executive from February 1991 to February 1994. From May 1984 to February 1991, Mr. Turney was President of the Luminator division of Gulton Industries, Inc., which became a wholly owned subsidiary of Mark IV in 1987. Prior to 1984, Mr. Turney served in various managerial and engineering capacities in four corporations spanning the telecommunications, industrial hard goods, consumer electronics and electromagnetic components industries. Active in the American Public Transportation Association, Mr. Turney is a former chair of its Business Members’ group. He presently serves on the Business Members’ Board of Governors, Legislative Committee, as well as in other industry elected and appointed positions. Mr. Turney also serves on the Board of Trustees of the Mineta Transportation Institute, which was established by the U.S. Congress in 1991 as part of the Intermodal Surface Transportation Efficiency Act and reauthorized in 1998. He served as Chairman of the Mineta Transportation Institute in 2007 and 2008. The Mineta Transportation Institute conducts research, education, and information and technology transfer activities focusing on transportation policy and management topics and issues, in accordance with the institute’s theme: “Transportation Policy Research and Transportation Management.” Mr. Turney received his B.S. in Industrial Management from the University of Arkansas in Fayetteville, and he has participated in numerous courses and seminars in finance, mergers and acquisitions, public company administration, and operations.

Officer	Business Experience

Mr. Wels, age 45, has more than 20 years’ experience in the international bus and coach industry. Prior to being appointed to his present position as the Company’s President and Chief Operating Officer, Global Operations in March 2010, Mr. Wels served as Vice President and Chief Operating Officer of the Company’s Mobitec business group based in Sweden since July 2007. Previously, he served as Managing Director of the Company’s Mobitec GmbH subsidiary in Germany from March 2005 to July 2007. Prior to joining the Company, Mr. Wels held key positions at Carrier Sütrak, a wholly owned subsidiary of Carrier Corporation/United Technologies in Syracuse, N.Y., that provides air conditioning products for buses, coaches, and rail cars in Europe, the Middle East, and Africa. While there, he served as Sales Director from April 2001 to February 2005 and managed the marketing and distribution network development program from October 1998 to March 2001. From October 1995 to September 1998, Mr. Wels served as Product Manager for Mobitec® products in Germany under an agreement between Mobitec AB and Carrier Sütrak. From August 1987 to September 1995, Mr. Wels was Bus and Coach Sales Manager for Western Europe at Ortner and Gollmann, a sales and distribution company based in Germany. From January 1986 to August 1987, Mr. Wels fulfilled his mandatory period of requirement in Germany’s military. From January 1983 to January 1986, Mr. Wels served in various developmental roles at Western Europe at Ortner and Gollmann. Mr. Wels holds an M.B.A. in General Management from Sankt Gallen University in Switzerland with undergraduate studies in Business Administration.

Ms. Oher, age 51, was appointed the Company’s Vice President, Chief Financial Officer, Secretary, and Treasurer, effective June 28, 2010. Ms. Oher served as the corporate controller for Affiliated Computer Services from July 2007 to April 2010. She served as DRI Corporation’s Vice President, Chief Financial Officer, Secretary, and Treasurer from June 2006 to March 2007 and continued to work with DRI Corporation as a consultant while pursuing the start up of a management consulting company, Graf Management Group, until July 2007. From November 1999 to November 2004, Ms. Oher served as vice president and Chief Financial Officer for Craftmade International. A Certified Public Accountant in Texas since July 1992, Ms. Oher also has been employed as an accountant for Ernst & Young LLP, a public accounting firm. Ms. Oher was a 1990 cum laude undergraduate of The University of Texas at Dallas and received an M.B.A. from Southern Methodist University’s Cox School of Business in 2003.

Officer	Business Experience

Mr. Hagemann, age 67, assumed the role of Chief Operating Officer of the Company’s North Carolina Operations — a position he held from August 2002 to December 2005 — in November 2010. He continues as the Company’s Vice President and Chief Technology Officer, positions he has held since December 2005. Prior to assuming his most recent and continuing positions, Mr. Hagemann served in other key leadership roles during the course of his now 14-year tenure with the Company, the most notable of which was leading the start-up of the TwinVision® brand and operations that established the Company’s largest product revenue segment — electronic information display systems for public transit vehicles. A highly experienced engineer with an M.B.A., Mr. Hagemann possesses the unique combination of technical talent, business acumen, and more than 18 years’ transit-industry experience. Before joining the Company in July 1996, Mr. Hagemann served as: Vice President of ADDAX Sound Company, a privately held company in Illinois, from July 1995 to July 1996; Assistant to the President of Vapor-Mark IV in Illinois from April 1991 to December 1993; and Vice President of Sales and Marketing for Extel Corporation in Illinois, as well as a Director for both Excom Communications Limited in Slough, England, and Extel Overseas Limited in Hong Kong, from May 1973 to October 1990. Mr. Hagemann earned a bachelor’s degree in Electrical Engineering from the University of Detroit in 1967 and a master’s degree in Business Administration from Loyola University in Chicago in 1972.

Mr. Fay, age 46, has more than 20 years’ transit-industry experience, including extensive experience working directly with transit and school bus original equipment manufacturers and their customers. In August 2005, Mr. Fay joined DRI Corporation as Vice President, General Manager of its TwinVision na, Inc. subsidiary in Durham, N.C. In May 2008, he also assumed responsibility for the Company’s Digital Recorders, Inc. subsidiary, also based in Durham, N.C. Prior to joining the Company, Mr. Fay was Regional Sales Manager at Eldorado National in Macon, Ga., and Riverside, Calif. While there, he served as liaison between the factory and distributors, and assisted in all aspects of sales, including the development and execution of sales strategies for factory-direct products and targeted niche markets. From 1993 to 2004, Mr. Fay worked in various sales and marketing management positions with Blue Bird Corporation in Fort Valley, Ga., Scottsdale, Ariz., and Chelmsford, Mass. From 1986 to 1993, Mr. Fay worked in various management positions at Commonwealth Thomas, Inc. in Milford, N.H., where he was responsible for the coordination of all aspects of school and commercial product lines. A 1986 graduate of the University of Lowell in Lowell, Mass., Mr. Fay earned a bachelor’s degree in Mechanical Engineering with emphasis on design and material management.

Officer	Business Experience

Mr. Slay, age 48, has been DRI Corporation’s Vice President, Chief Accounting Officer since September 2010. Mr. Slay served as the Company’s Vice President, Chief Financial Officer, Secretary, and Treasurer from March 2007 until his resignation from those positions on June 15, 2010. From that date, he continued his employment with the Company in a transitional role until his present appointment. Mr. Slay served as the Company’s Corporate Controller from April 2006 to March 2007. From August 2005 to April 2006, he was engaged as the Company’s Sarbanes-Oxley Act compliance consultant. Mr. Slay has been an important resource for the Company’s SEC and internal reporting, planning, and compliance matters. From September 2003 to August 2005, Mr. Slay served as Corporate Controller at Axtive Corporation in Dallas, Texas. As the principal accounting and financial officer, he was responsible for administering all accounting, finance and treasury functions for that public company and its subsidiaries. From July 1998 to September 2003, Mr. Slay was Manager, Channels Finance, at McAfee, Inc. (fka Network Associates, Inc.), in Dallas. While there, he developed and implemented policies and procedures for controlling the company’s expenditures, developed and implemented policies and procedures for accurate tracking and reporting services, and developed models for forecasting revenues and expenses. Prior to July 1998, Mr. Slay held senior accounting positions at Zane Publishing, Inc., Dallas; Greyhound Lines, Inc., Dallas; BancTEXAS Group, Inc., Dallas; and Arthur Andersen & Company, Oklahoma City, Okla. A 1985 graduate of the University of Oklahoma, Mr. Slay majored in Accounting.

Special Note

Mr. Taylor resigned his position as Vice President, Chief Operating Officer of the Company’s North Carolina Operations to pursue other non-competitive career opportunities on and effective November 3, 2010. Mr. Taylor held those and other operational leadership positions during his five-year tenure with the Company.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND
CHANGE-IN-CONTROL ARRANGEMENTS DISCLOSURE

David L. Turney

Effective March 25, 2010, Mr. Turney turned over his position as President of the Company to Mr. Wels, who also is the Company’s Chief Operating Officer, Global Operations. Mr. Turney continues as the Company’s Chairman of our Board of Directors and Chief Executive Officer under his existing Executive Employment Agreement, effective January 1, 2008, which was previously disclosed in and filed as an exhibit to the Company’s Current Report on Form 8-K, filed with the SEC on January 18, 2008.

The Company entered into an Executive Employment Agreement with Mr. Turney, the Company’s current Chairman of our Board of Directors and Chief Executive Officer, on January 14, 2008. Mr. Turney’s Executive Employment Agreement is effective as of January 1, 2008 and continued for an initial term of three years. After the initial term, Mr. Turney’s Executive Employment Agreement automatically renewed and, upon the expiration of such, the renewal term will continue to automatically renew for additional two-year terms unless either party gives written notice within 180 days of the end of any additional term. Mr. Turney’s annual base salary, which has been subject to adjustment from time to time, is currently a total of $385,000. Mr. Turney may receive additional incentive compensation, as proposed in the discretion of the HR&C Committee and approved by our Board of Directors, or set forth in a written EICP adopted by our Board of Directors. Mr. Turney may be entitled to receive certain payments if his employment is terminated without cause, or he terminates his employment for cause (as defined in his Executive Employment Agreement). If Mr. Turney is terminated without cause or he terminates his employment for cause, he will be entitled to severance payments in an aggregate amount equal to the greater of 12 months of base salary, or the base salary for the remainder of the term of the agreement, subject to adjustment should Mr. Turney obtain other employment during the severance period, and all outstanding options then held by Mr. Turney shall immediately vest. Mr. Turney may also be entitled to receive certain payments if his employment is terminated or his duties, authority or responsibilities are substantially changed, or if Mr. Turney cannot negotiate a satisfactory new employment agreement upon a change of control of the Company (a “Triggering Event”). Following a Triggering Event, Mr. Turney will be entitled to receive a lump sum payment in an amount equal to 2.9 times his annual salary, incentive and bonus payments for the previous 12-month period; subject to adjustment for applicable tax laws.

Under the terms of his Executive Employment Agreement, Mr. Turney may terminate his employment with the Company at any time, upon 90 days’ written notice and following opportunity and subsequent failure of the Company to remedy any non-compliance, by reason of (i) the Company’s material failure to perform its duties pursuant to his Executive Employment Agreement, or (ii) any material change in the duties and responsibilities, working facilities, or benefits as described in Article I of Mr. Turney’s Executive Employment Agreement. With regard to all vested and unvested options held by Mr. Turney under any Stock Option Plan or agreement in effect, all outstanding options shall vest immediately if Mr. Turney terminates his employment with cause. If applicable, Mr. Turney shall resign as a director and an officer of the Company if terminated by the Company with cause.

Under the terms of his Executive Employment Agreement, the Company shall provide Mr. Turney with disability coverage consistent with that offered to the other executive employees. If Mr. Turney becomes disabled from properly performing services by reason of illness or other physical or mental incapacity, the Company shall continue to pay Mr. Turney his then current salary for the first six months of such continuous disability commencing with the first date of such disability.

Under the terms of his Executive Employment Agreement, and in addition to any other provision relating to termination, Mr. Turney’s Executive Employment Agreement shall terminate upon his death. A severance allowance equal to 180 days of salary continuation shall be paid to Mr. Turney’s estate pursuant to regularly scheduled salary payments, all benefits shall be continued to the surviving spouse for the same period, and all options held by Mr. Turney shall vest and be exercisable pursuant to any outstanding Executive Stock Option Plan.

The foregoing description of Mr. Turney’s Executive Employment Agreement does not purport to be a complete statement of the Company’s or Mr. Turney’s rights under his Executive Employment Agreement and is qualified in its entirety by reference to the full text of Mr. Turney’s Executive Employment Agreement, which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 18, 2008.

Oliver Wels

Effective March 25, 2010, Mr. Wels was appointed President and Chief Operating Officer, Global Operations of the Company upon recommendation of the Chairman of our Board of Directors and Chief Executive Officer and as approved by our Board of Directors. Mr. Wels assumes full responsibility for the Company’s global operations in anticipation of management’s accelerated growth plans. Mr. Wels continues to serve under his existing Executive Employment Agreement, dated November 15, 2007, which was previously disclosed in and filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008.

On November 15, 2007, the Company’s Mobitec Group subsidiaries entered into an Executive Employment Agreement with Mr. Wels, the Vice President and Chief Operating Officer of the Mobitec Group at that time. Mr. Wels’ Executive Employment Agreement is effective as of July 1, 2007 and continued for an initial term of two years. After the initial term, Mr. Wels’ Executive Employment Agreement automatically renewed and, upon the expiration of each renewal term will continue to automatically renew for additional one-year terms unless either party gives written notice within 30 days of the end of any additional term. Mr. Wels’ annual base salary, which has been subject to adjustment from time to time, is currently a total of €255,000 (approximately $344,000). Mr. Wels may receive additional incentive compensation, as proposed in the discretion of the Company’s HR&C Committee and approved by our Board of Directors, or set forth in a written EICP approved by our Board of Directors. Subject to certain non-compete covenants appearing in his Executive Employment Agreement, Mr. Wels may be entitled to receive certain payments if his employment is terminated with or without cause by the Mobitec Group, or if he terminates his employment without cause (each as defined in his Executive Employment Agreement). If Mr. Wels is terminated by the Mobitec Group for cause, or he terminates his own employment without cause, Mr. Wels will be entitled to earned but unused vacation time, as well as severance compensation allowed under Section 74 of the German Commercial Code equal to 50 percent of the previous year’s salary paid monthly, subject to adjustment should Mr. Wels obtain other employment during the severance period. If Mr. Wels is terminated by the Mobitec Group without cause, he will be entitled to severance payments in an aggregate amount equal to the greater of nine months base salary, subject to adjustment should Mr. Wels obtain other employment during the severance period. Mr. Wels may also be entitled to receive certain payments if his employment is terminated or his duties, authority or responsibilities are substantially diminished upon a change of control of the Mobitec Group (a “Triggering Event”). Following a Triggering Event, Mr. Wels will be entitled to receive a lump sum payment in an amount equal to two times his annual salary, incentive and bonus payments for the previous 12-month period; subject to adjustment for applicable tax laws.

Under the terms of his Executive Employment Agreement, the Mobitec Group shall provide Mr. Wels with disability coverage consistent with that offered to the other executive employees.

Under the terms of his Executive Employment Agreement, and in addition to any other provision relating to termination, Mr. Wels’ Executive Employment Agreement shall terminate upon his death. A severance allowance equal to three months’ salary shall be paid to Mr. Wels’s estate pursuant to regularly scheduled salary payments.

The foregoing description of Mr. Wels’ Executive Employment Agreement does not purport to be a complete statement of the Company’s or Mr. Wels’ rights under his Executive Employment Agreement, and is qualified in its entirely by reference to the full text of Mr. Wels’ Executive Employment Agreement, which is filed as an Exhibit to the Company’s Form 10-Q for the fiscal quarter ended March 31, 2008.

Kathleen B. Oher

On June 17, 2010, the Company entered into an Executive Employment Agreement with Ms. Oher, whereby she is to serve as the Company’s Vice President, Chief Financial Officer, Secretary, and Treasurer, effective June 28, 2010. This Executive Employment Agreement is for an initial period of two years ending June 30, 2012, with provisions for annual automatic one-year renewal periods unless either the Company or Ms. Oher provide 90 days’ prior written notice of an election not to extend the term. Ms. Oher’s Executive Employment Agreement provides for a minimum annual base salary of $250,000. Ms. Oher shall receive such additional compensation and/or bonus as may be awarded to her in the discretion of the Company’s Chief Executive Officer, subject to approval of the HR&C Committee. Ms. Oher will be eligible to participate in the Company’s 2010 Executive Incentive Compensation Plan. Ms. Oher received, upon the first day of her employment and eligibility under the DRI Corporation 2003 Stock Option Plan, a grant of stock options to purchase 30,000 shares of Common Stock, subject to certain vesting provisions. In the event of a “triggering event,” which includes a change in ownership of the Company of at least 50 percent, or a merger, consolidation, reorganization or liquidation of the Company, Ms. Oher would be entitled to receive a lump sum payment in an amount equal to two times her annual salary, incentive and bonus payments during the most recent 12-month period, if either Ms. Oher elects to terminate her Executive Employment Agreement or if Ms. Oher’s employment is terminated or her duties or authority are substantially diminished following such triggering event. The amount of severance payable upon a triggering event may be reduced to avoid the imposition of any “golden parachute” tax liability, as set forth in Ms. Oher’s Executive Employment Agreement. Ms. Oher’s Executive Employment Agreement may be terminated by the Company with or without cause, or by Ms. Oher without cause, upon 90 days’ prior written notice to the Company. The Company will be obligated to pay Ms. Oher a severance allowance equal to nine months’ salary if she is terminated without cause. If Ms. Oher terminates her Executive Employment Agreement upon notice and without cause, she will receive compensation for earned vacation time not taken and salary for the 90-day notice period. The Executive Employment Agreement requires Ms. Oher to keep confidential certain of the Company’s technology and trade secrets, and prohibits Ms. Oher from engaging in business competing with the Company during her employment and for one year after termination.

Lawrence A. Hagemann

On January 7, 2008, the Company and Lawrence A. Hagemann, the Company’s Vice President and Chief Technology Officer, entered into an Executive Employment Agreement, to be effective as of December 31, 2007, by which Mr. Hagemann will continue to act as Vice President and Chief Technology Officer. After the initial two-year term, Mr. Hagemann’s Executive Employment Agreement automatically renewed and, following the expiration of each such renewal period, will continue to automatically renew for additional one-year terms unless either party gives written notice within 90 days of the end of any additional term. Mr. Hagemann is also eligible to receive additional compensation in the discretion of the Chief Executive Officer, subject to the approval of the HR&C Committee. Mr. Hagemann’s annual base salary, which has been subject to adjustment from time to time, is currently a total of $235,000. The Company may terminate Mr. Hagemann’s Executive Employment Agreement, upon 15 days’ written notice and an opportunity to cure, for cause, which includes a willful breach of a material duty, habitual neglect of a material duty, fraud or a conviction of a felony or crime of moral turpitude by Mr. Hagemann. The Company may also terminate his Executive Employment Agreement at any time without cause. In the event of termination by the Company without cause, Mr. Hagemann would be entitled to a severance payment in an amount equal to nine months base salary; provided that the severance payment is subject to reduction by any amount earned by Mr. Hagemann during the nine months following the termination. Where Mr. Hagemann’s employment is terminated or his duties, authority or responsibilities are substantially diminished following the occurrence of a triggering event, such as a change in ownership of 50 percent of the Company’s outstanding shares, or a merger, consolidation, reorganization or liquidation of the Company, Mr. Hagemann is entitled to receive two times his annual salary and any incentive and bonus payments paid to him during the most recent 12-month period; provided, that the amount of such payment shall be reduced to avoid any application of the “golden parachute tax” as provided by the Tax Reform Act of 1984 and as amended by the Tax Return Act of 1986.

Under the terms of his Executive Employment Agreement, Mr. Hagemann, without cause, may terminate his Executive Employment Agreement upon 90 days’ prior written notice to the Company. In such event, Mr. Hagemann shall be required to render to the Company the services required under his Executive Employment Agreement during such 90-day period unless otherwise directed by the Chief Executive Officer. Compensation for paid time off not taken by Mr. Hagemann shall be paid to Mr. Hagemann at the date of termination of his employment with the Company. Mr. Hagemann shall be paid for only the 90-day period, if actually required to work, pursuant to normal pay practices and then all obligations regarding pay shall cease.

Under the terms of his Executive Employment Agreement, if Mr. Hagemann becomes disabled from properly performing services thereunder by reason of illness or other physical or mental incapacity, the Company shall continue to pay Mr. Hagemann his then current salary for the first six months of such continuous disability commencing with the first date of such disability.

Under the terms of his Executive Employment Agreement, in addition to any other provision relating to termination, Mr. Hagemann’s Executive Employment Agreement shall terminate upon Mr. Hagemann’s death. In such event, the Company shall pay a severance allowance equal to three months of the base salary without bonuses to Mr. Hagemann’s estate.

The foregoing description of Mr. Hagemann’s Executive Employment Agreement does not purport to be a complete statement of the Company’s or Mr. Hagemann’s rights under such Executive Employment Agreement and is qualified in its entirety by reference to the full text of Mr. Hagemann’s Executive Employment Agreement, which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K as filed with the SEC on January 10, 2008.

William F. Fay Jr.

On December 31, 2007, the Company and William F. Fay, Jr. entered into an Executive Employment Agreement pursuant to which Mr. Fay agreed to serve as Vice President and General Manager of TwinVision na, Inc., the Company’s subsidiary. Thereafter, in May 2008, Mr. Fay also assumed the position of Vice President and General Manager of Digital Recorders, Inc., a subsidiary of the Company; such employment relationship is also governed by the terms and conditions of Mr. Fay’s Executive Employment Agreement. The initial term of Mr. Fay’s employment with the Company under his Executive Employment Agreement was for a period of two years ending on December 31, 2009, at which date such initial term automatically renewed (and has and will continue to automatically renew) for additionally one year terms unless either the Company or Mr. Fay provides the other with 90 days’ prior written notice of an election not to renew the then current term. Mr. Fay’s annual base salary, which has been subject to adjustment from time to time, is currently a total of $256,566. Additionally, Mr. Fay is eligible to receive such additional compensation and/or bonuses as may be awarded to him in the discretion of the Company’s Chief Operating Officer – North Carolina Operations, subject to the approval of the Company’s Chief Executive Officer and to the policy guidelines of the HR&C Committee.

Under the terms of Mr. Fay’s Executive Employment Agreement, the Company may terminate such agreement, upon 15 days’ prior written notice and an opportunity to cure, for “cause,” which includes a willful breach or habitual neglect of a material duty, fraud on the Company, conviction of a felony involving or against the Company, or conviction of a crime of moral turpitude. The Company may also terminate Mr. Fay’s Executive Employment Agreement without cause. In such event, Mr. Fay would be entitled to receive from the Company a severance payment in an amount equal to six months’ base salary; provided, however that such severance payment would be subject to reduction by any amount earned by Mr. Fay from other employment during the six month severance period.

Pursuant to the provisions of his Executive Employment Agreement, Mr. Fay may also terminate such agreement without cause upon providing the Company with 90 days’ prior written notice. In such event, Mr. Fay shall be required to render the services required under his Executive Employment Agreement during such 90-day period, unless otherwise directed by the Chief Operating Officer – North Carolina Operations or the Chief Executive Officer of the Company. If actually required to work during such 90-day period, Mr. Fay shall be paid for such period pursuant to the Company’s normal payroll practices. Compensation for paid time off shall be paid to Mr. Fay at the date of termination of his employment with the Company.

Upon the occurrence of a “triggering event,” which includes a change in ownership of 50 percent or more of the outstanding shares of capital stock of the Company, or a merger, consolidation, reorganization or liquidation of the Company, Mr. Fay would be entitled to receive a lump sum payment in an amount equal to one time his annual salary and incentive or bonus payments paid during the most recent 12-month period, if either Mr. Fay elects to terminate his Executive Employment Agreement, Mr. Fay’s employment is terminated by the Company or Mr. Fay, or Mr. Fay’s duties, authority or responsibilities are substantially diminished following such triggering event. The amount of severance payable to Mr. Fay upon a triggering event may be reduced to avoid the imposition of any “golden parachute” tax liability, as set forth in Mr. Fay’s Executive Employment Agreement.

Under the terms of his Executive Employment Agreement, if Mr. Fay becomes disabled from properly performing services thereunder as a result of illness or other physical or mental incapacity, the Company shall continue to pay Mr. Fay his then current salary thereunder for the first six months of such continuous disability, commencing with the first date of such disability. Finally, Mr. Fay’s Executive Employment Agreement shall terminate upon Mr. Fay death. In such event, the Company shall pay to Mr. Fay’s estate a severance allowance in an amount equal to three months’ base salary, without bonuses.

The foregoing description of Mr. Fay’s Executive Employment Agreement does not purport to be a complete statement of the Company’s or Mr. Fay’s rights thereunder, and is qualified in its entirety by reference to the full text of Mr. Fay’s Executive Employment Agreement which is filed Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on January 18, 2008.

Stephen P. Slay

Effective September 16, 2010, the Company and Stephen P. Slay entered into an Executive Employment Agreement pursuant to which Mr. Slay agreed to serve as the Company’s Chief Accounting Officer. Such Executive Employment Agreement replaced, in its entirety, Mr. Slay’s previous executive employment agreement with the Company under which he served as its Chief Financial Officer prior to September 16, 2010. The initial term of Mr. Slay’s employment with the Company under the Executive Employment Agreement is for a period of one year ending on September 16, 2011, at which date such initial term will automatically renew for additionally one year terms unless either the Company or Mr. Slay provides the other with 120 days’ prior written notice of an election not to renew the then current term. Under this Executive Employment Agreement, Mr. Slay is entitled to receive from the Company an annual base salary of $175,000; additionally, Mr. Slay is eligible to receive such additional compensation and/or bonuses as may be awarded to him in the discretion of the Company’s Chief Financial Officer, subject to the approval of the Company’s Chief Executive Officer and to the policy guidelines of the HR&C Committee.

Under the terms of Mr. Slay’s Executive Employment Agreement, the Company may terminate such agreement, upon 15 days’ prior written notice and an opportunity to cure, for “cause,” which includes a willful breach or habitual neglect of a material duty, fraud on the Company, conviction of a felony involving or against the Company, or conviction of a crime of moral turpitude. The Company may also terminate Mr. Slay’s Executive Employment Agreement without cause. In such event, Mr. Slay would be entitled to receive from the Company a severance payment in an amount equal to six months’ base salary; provided, however that such severance payment would be subject to reduction by any amount earned by Mr. Slay from other employment during the six month severance period.

Pursuant to the provisions of his Executive Employment Agreement, Mr. Slay may also terminate such agreement without cause upon providing the Company with 90 days’ prior written notice. In such event, Mr. Slay shall be required to render the services required under his Executive Employment Agreement during such 90-day period, unless otherwise directed by the Company’s Chief Financial Officer or Chief Executive Officer. If actually required to work during such 90-day period, Mr. Slay shall be paid for such period pursuant to the Company’s normal payroll practices. Compensation for paid time off shall be paid to Mr. Slay at the date of termination of his employment with the Company.

Under the terms of his Executive Employment Agreement, if Mr. Slay becomes disabled from properly performing services thereunder as a result of illness or other physical or mental incapacity, the Company shall continue to pay Mr. Slay his then current salary thereunder for the first four months of such continuous disability, commencing with the first date of such disability.

Finally, Mr. Slay’s Executive Employment Agreement shall terminate upon Mr. Slay death. In such event, the Company shall pay to Mr. Slay’s estate a severance allowance in an amount equal to six months’ base salary, without bonuses.

The foregoing description of Mr. Slay’s Executive Employment Agreement does not purport to be a complete statement of the Company’s or Mr. Slay’s rights thereunder, and is qualified in its entirety by reference to the full text of Mr. Slay’s Executive Employment Agreement which is filed as Exhibit 10.49 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

TRANSACTIONS WITH RELATED PERSONS DISCLOSURE

The CG&N Committee is charged in its charter with the responsibility (working in connection with the Audit Committee, if appropriate) of assuring that all related-party transactions are reviewed and considered before the fact and disclosed to our Board of Directors, with the appropriate disclosures to be made in the Company’s public filings. All of the transactions with related persons described herein were approved by our Board of Directors in accordance with this policy after full disclosure of the terms and conditions of each transaction.

The Company sold shares of Series K Stock to multiple investors during the fiscal years ended December 31, 2010 and 2009, including members of our Board of Directors. In January 2010, Mr. Higgins purchased 10 shares of Series K Stock with an aggregate liquidation preference of $50,000 and Mr. Turney purchased one share of Series K Stock with a liquidation preference of $5,000. In December 2009, Mr. Pirotte purchased 10 shares of Series K Stock with an aggregate liquidation preference of $50,000 and Ms. Houston purchased four shares of Series K Stock with an aggregate liquidation preference of $20,000.

OTHER BUSINESS

Except for the matters described herein, as of the date of this Proxy Statement, our Board of Directors does not intend to present any other business for action at the Annual Meeting of Shareholders and knows of no other matters to be presented at the Annual Meeting of Shareholders that are proper subjects for action by the Shareholders. However, if any other business should properly come before the Annual Meeting of Shareholders, it is intended that votes will be cast pursuant to the authority granted by the enclosed proxy card or voting instruction card in accordance with the best judgment of the person acting under the proxy.

DIRECTOR CANDIDATE NOMINEES FOR
ANNUAL MEETING OF SHAREHOLDERS IN 2012

Shareholders wishing to propose nominees for directors for next year’s Annual Meeting of Shareholders should submit such proposed nominees to the Company by the date that Shareholder proposals for next year’s Proxy Statement must be received. Refer to “Shareholder Proposals for Annual Meeting of Shareholders in 2012” below. All director nominees proposed by Shareholders will be considered by the CG&N Committee in making its nominations for directors, but not every proposed nominee will be accepted. Shareholders also have the right to nominate persons for election as directors in accordance with procedures set forth in the Company’s Amended and Restated Bylaws, as amended.

SHAREHOLDER PROPOSALS FOR
ANNUAL MEETING OF SHAREHODLERS IN 2012

If a Shareholder wishes to submit a Shareholder proposal pursuant to Rule 14a-5(e) under the Exchange Act for inclusion in the Company’s Proxy Statement for the Annual Meeting of Shareholders in 2012, the Company must receive such proposal and supporting statements, if any, at its principal executive office no later than December 31, 2011.

If a Shareholder wishes to submit a Shareholder proposal outside of Rule 14a-5(e) to be brought before the Annual Meeting of Shareholders in 2012, the Shareholder must give timely notice in writing to the Secretary of the Company. The Company must receive such notice at its principal executive office not less than 60 days nor more than 90 days prior to the date of the Annual Meeting of Shareholders in 2012, pursuant to the Company’s Amended and Restated Bylaws, as amended. A Shareholder’s notice to the Secretary must set forth, as to each matter the Shareholder proposes to bring before the Annual Meeting of Shareholders in 2012: (1) a brief description of the business desired to be brought before the Annual Meeting of Shareholders in 2012; (2) the reason(s) for conducting such business at the Annual Meeting of Shareholders in 2012; (3) the name and record address of the Shareholder proposing such business; (4) the class and number of shares of capital stock of the Company that are beneficially owned by the Shareholder proposing such business; and (5) any financial interest in the proposed business of the Shareholder proposing such business.

Such proposals should be submitted in writing to: DRI Corporation; Corporate Administration; 13760 Noel Road, Suite 830; Dallas, Texas 75240; fax: (214) 378-8437; e-mail: ir@digrec.com.

QUESTIONS

Proposals

You should rely only on the information contained in or incorporated by reference in this Proxy Statement to vote on the proposals herein. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than the date hereof, and the mailing of this Proxy Statement to Shareholders shall not create any implication to the contrary.

If you have any questions regarding the proposals discussed in this Proxy Statement, you should contact: DRI Corporation; Corporate Administration; 13760 Noel Road, Suite 830; Dallas, Texas 75240; phone: (214) 378-8992; fax: (214) 378-8437; and e-mail: ir@digrec.com.

Common Stock

If you have any questions with respect to voting your Common Stock shares, or if you would like additional copies of this Proxy Statement, you should contact the Company’s transfer agent: American Stock Transfer & Trust Company, LLC; Attention: Proxy Department; 6201 15th Avenue; Brooklyn, N.Y., 11219.

Preferred Stock

If you have any questions with respect to voting your Preferred Stock shares, or if you would like additional copies of this Proxy Statement, you should contact: DRI Corporation; Corporate Administration; 13760 Noel Road, Suite 830; Dallas, Texas 75240; phone: (214) 378-8992; fax: (214) 378-8437; and e-mail: ir@digrec.com.

FOR MORE INFORMATION

We file current, quarterly and annual reports on Form 8-K, Form 10-Q and Form 10-K, respectively, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC’s public reference room, located at 100 F Street NE, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 for further information on the public reference room. The Company’s SEC filings are also available to the public via: (1) commercial document retrieval services; (2) the SEC’s website, www.sec.gov; and (3) the Company’s website, www.digrec.com.

SIGNATURES

By Order of the Board of Directors,

DAVID L. TURNEY
Chairman of the Board of Directors and
Chief Executive Officer
April 29, 2011

THIS PAGE WAS INTENTIONALLY LEFT BLANK

ANNUAL MEETING OF SHAREHOLDERS OF

DRI CORPORATION

June 17, 2011

PROXY VOTING INSTRUCTIONS

COMPANY NUMBER	
ACCOUNT NUMBER	

20730300000000000000 9 061711

1. ELECTION OF DIRECTORS:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ John D. Higgins
- ○ Huelon Andrew Harrison
- ○ Helga S. Houston
- ○ Stephanie L. Pinson
- ○ John K. Pirotte
- ○ Juliann Tenney
- ○ David L. Turney

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF DRI CORPORATION June 17, 2011 PROXY VOTING INSTRUCTIONS INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page. TELEPHONE — Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy COMPANY NUMBER card available when you call. Vote online or via phone until 11:59 PM EST the day before the Annual Meeting of Shareholders. ACCOUNT NUMBER MAIL — Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting of Shareholders. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of the Annual Meeting of Shareholders, Proxy Statement and proxy card are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=13682 Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 20730300000000000000 9 061711 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x FOR AGAINST ABSTAIN 1. ELECTION OF DIRECTORS: 2. RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS INDEPENDENT AUDITORS FOR FISCAL YEAR 2011. NOMINEES: FOR ALL NOMINEES O John D. Higgins O Huelon Andrew Harrison O Helga S. Houston 3. TO TRANSACT SUCH OTHER BUSINESS AS MAY BE PROPERLY WITHHOLD AUTHORITY FOR ALL NOMINEES O Stephanie L. Pinson BROUGHT BEFORE THE ANNUAL MEETING OF SHAREHOLDERS O John K. Pirotte AND ANYADJOURNMENT OR POSTPONEMENT THEREOF. FOR ALL EXCEPT O Juliann Tenney (See instructions below) O David L. Turney Note: If any other business is presented at the Annual Meeting of Shareholders, a vote FOR Proposal 3 will permit the proxies to vote on such matters in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting of Shareholders. The shares represented by this proxy, when properly executed, will be voted as directed herein by the undersigned shareholder. If no direction INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” is made, the shares represented by this proxy will be voted FOR ALL and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES in Proposal 1 and be voted FOR Proposal 2 and FOR Proposal 3. JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Shareholder Date: Signature of Shareholder Date:

ANNUAL MEETING OF SHAREHOLDERS OF

DRI CORPORATION

June 17, 2011

20730300000000000000 9 061711

1. ELECTION OF DIRECTORS:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ John D. Higgins
- ○ Huelon Andrew Harrison
- ○ Helga S. Houston
- ○ Stephanie L. Pinson
- ○ John K. Pirotte
- ○ Juliann Tenney
- ○ David L. Turney

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF DRI CORPORATION June 17, 2011 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of the Annual Meeting of Shareholders, Proxy Statement and proxy card are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=13682 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20730300000000000000 9 061711 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x FOR AGAINST ABSTAIN 1. ELECTION OF DIRECTORS: 2. RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS INDEPENDENT AUDITORS FOR FISCAL YEAR 2011. NOMINEES: FOR ALL NOMINEES O John D. Higgins O Huelon Andrew Harrison O Helga S. Houston 3. TO TRANSACT SUCH OTHER BUSINESS AS MAY BE PROPERLY WITHHOLD AUTHORITY FOR ALL NOMINEES O Stephanie L. Pinson BROUGHT BEFORE THE ANNUAL MEETING OF SHAREHOLDERS O John K. Pirotte AND ANYADJOURNMENT OR POSTPONEMENT THEREOF. FOR ALL EXCEPT O Juliann Tenney (See instructions below) O David L. Turney Note: If any other business is presented at the Annual Meeting of Shareholders, a vote FOR Proposal 3 will permit the proxies to vote on such matters in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting of Shareholders. The shares represented by this proxy, when properly executed, will be voted as directed herein by the undersigned shareholder. If no direction INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” is made, the shares represented by this proxy will be voted FOR ALL and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES in Proposal 1 and be voted FOR Proposal 2 and FOR Proposal 3. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Shareholder Date: Signature of Shareholder Date:

DRI CORPORATION This Proxy for the Annual Meeting of Shareholders on June 17, 2011 is Solicited on Behalf of the Board of Directors The undersigned appoints David L. Turney and Kathleen B. Oher, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock and Preferred Stock, as appropriate, which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Shareholders of DRI Corporation, to be held at 8:30 a.m. (Central Time) on June 17, 2011, at The Westin Galleria Dallas, 13340 Dallas Parkway, Dallas, Texas 75240, and at any adjournments or postponements thereof, as follows: (Continued and to be signed on the reverse side.)